CASS INFORMATION SYSTEMS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  To be held on
                                 April 16, 2007


TO THE SHAREHOLDERS:

   The Annual Meeting of Shareholders of Cass Information Systems, Inc. will be held at the location specified below on Monday, April 16, 2007, at 11:00 a.m. local time, for the following purposes:

   1. To elect five directors, four to serve for a three-year term and one to serve for a two-year term;

   2. To approve the 2007 Omnibus Incentive Stock Plan;

   3. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2007; and

   4. To act upon such other matters as may properly come before the meeting.

   The close of business on March 5, 2007 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

   This year's Annual Meeting will be held at The Charles F. Knight Executive Education Center, Room 210, Olin School of Business at Washington University, One Brookings Drive, St. Louis, Missouri 63130. For your reference, a map is provided inside the back cover of this Proxy Statement.

   Please note that you will be required to present an admission ticket to attend the Annual Meeting. Your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, trust, bank or other nominee, you can request an admission ticket by contacting our Investor Relations Department at (314) 506-5500.

                                             By Order of the Board of Directors,

                                             /s/ P. Stephen Appelbaum

                                             P. Stephen Appelbaum
                                             Secretary

March 16, 2007
Bridgeton, Missouri

   ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY ONE OF THE FOLLOWING METHODS: VOTE OVER THE INTERNET OR BY TELEPHONE USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD, OR MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                         CASS INFORMATION SYSTEMS, INC.
                             13001 Hollenberg Drive
                            Bridgeton, Missouri 63044

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                            to be held April 16, 2007

   This Proxy Statement is being furnished to the common shareholders of Cass Information Systems, Inc. (the Company) on or about March 16, 2007 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the Board) for use at the annual meeting of shareholders (the Annual Meeting) to be held on April 16, 2007 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

   Holders of common stock, par value $.50 per share, of the Company at its close of business on March 5, 2007 (the Record Date) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date 8,367,489 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Holders of record of common stock are entitled to one vote per share of common stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting. Company management and members of the Board, in the aggregate, directly or indirectly controlled approximately 14% of the common stock outstanding on the Record Date.

   Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxies at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

   If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the Annual Meeting is required to elect directors, to approve the 2007 Omnibus Incentive Stock Plan, to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2007, and to act on any other matters properly brought before the meeting. Shareholders may not cumulate their votes in the election of directors.

   Shares represented by proxies which are marked or voted (i) "withheld" for the election of the Board's director nominees, (ii) "abstain" on the proposals to approve the 2007 Omnibus Incentive Stock Plan and to ratify the appointment of the Company's independent registered public accounting firm, or (iii) to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposals to approve the 2007 Omnibus Incentive Stock Plan and to ratify the appointment of the Company's independent registered public accounting firm, and against such other matters, respectively. Shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients are considered "broker non-votes." Broker non-votes are considered present or represented for purposes of determining a quorum but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that proposal. The inspector of elections appointed for the meeting will separately tabulate and certify affirmative and negative votes, abstentions and broker non-votes.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the common stock and delivering it to the Secretary of the Company at or before the vote is taken at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy, or any subsequent proxy should be sent to Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044.

   All common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees, FOR the approval of the 2007 Omnibus Incentive Stock Plan, and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for 2007. The Board does not know of any matters other than the matters described in the Notice of Annual Meeting attached to the Proxy Statement that will come before the Annual Meeting.

   The Board solicits the proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic transmission by directors, officers or regular employees of the Company. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of common stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

   The Company's Board consists of twelve members and is divided into three classes of four directors each. Each director is elected for a three-year term, and the term of each class of directors expires in successive years.

   In addition to incumbent directors Lawrence A. Collett, Wayne, J. Grace and Andrew J. Signorelli, whose terms are set to expire in 2007, the Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated two new individuals for election to the Board. James J. Lindemann has been nominated for a full three-year term to replace Irving A. Shepard, whose term as director expires at the 2007 annual meeting and is not standing for re-election. As anticipated in last year's proxy statement and in accordance with the Board's policy for director retirement age, Robert J. Bodine will retire from the Board effective at this Annual Meeting. John L. Gillis, Jr. has been nominated to serve the remainder of Mr. Bodine's term, which is set to expire in 2009. Both Messrs. Lindemann and Gillis were recommended to the Nominating and Corporate Governance Committee by non-management directors and the Chief Executive Officer (CEO). The Company anticipates that Harry J. Krieg, a director whose term expires in 2009, will retire from the Board effective with the Annual Meeting of shareholders in 2008.

   The following information is submitted respecting the nominees for election to the Board, together with the members of the Board whose terms will continue after the Annual Meeting:

Nominees to serve until 2010:

Lawrence A. Collett ..........   Mr. Collett, 64, has been a director since 1983. He has been the CEO and
                                 Chairman of the Board of the Company since 1990 and 1992, respectively. He began his career with the Company in 1963 and served as Executive Vice
                                 President from 1974 to 1983 and President from 1983 to 1990. He has held numerous positions with civic, charitable, and church-related institutions.
                                 Mr. Collett is a current member of the St. Louis Regional Business Council.

Wayne J. Grace ...............   Mr. Grace, 66, has been a director since 2003. In November 2005, he retired from the position of Managing Director of UHY Advisors, Tax and Business
                                 Consultants, a position he held since 2004. He was the founder and Managing
                                 Director of Grace Advisors, Inc. from 1983 to 2004. From 1966 to 1983, he was the Managing Partner of the St. Louis, Missouri office of Fox & Company, where he served as a member of the National Consulting Services Steering
                                 Committee. Mr. Grace served on the Board of Managers for the YMCA of the
                                 Ozarks from 1985 to 2005. Mr. Grace became a director of Siegel-Robert, Inc.
                                 in 2006. Mr. Grace is a Certified Public Accountant.

James J. Lindemann ...........   Mr. Lindemann, 51, is a new director-nominee. He is Executive Vice President of Emerson Electric Co., a publicly traded manufacturing company based in
                                 St. Louis, Missouri. Mr. Lindemann joined Emerson in 1977, where he held a number of increasingly responsible engineering and marketing positions with its
                                 Specialty Motor division. In 1992, he was named President of Commercial Cam, and in 1995, he was named President of the Emerson Appliance Motor division.
                                 In 1996, Mr. Lindemann was promoted to Chairman and CEO of the Emerson
                                 Motor Co. He was named Senior Vice President of Emerson in 1999 and
                                 Executive Vice President in 2000. Mr. Lindemann has served on the Emerson
                                 Advisory Board since 2000 and has been a board member of the CEO Forum since 2003.

Andrew J. Signorelli .........   Mr. Signorelli, 67, has been a director since 1986. He currently serves as CEO of
                                 Hope Educational & Research Center, founded in 1972. He has also served as
                                 Administrator for St. Louis University Association from 1963 to 1965 and Faith
                                 Hospital Association from 1965 to 1986. Mr. Signorelli is a member of the
                                 Board of Directors for Hope Educational & Research Centers as well as various other private corporations located in the St. Louis, Missouri area.

Nominee to serve until 2009:

John L. Gillis, Jr. .........    Mr. Gillis, 67, is a new director-nominee. Mr. Gillis serves as senior counsel to the law firm of Armstrong Teasdale LLP. Mr. Gillis began his career as an associate with Armstrong Teasdale LLP in 1968 and served as partner with the firm from 1975 to December 2006. Mr. Gillis is a member of the American Bar
                                 Association, Missouri Bar Association and Bar Association of Metropolitan
                                 St. Louis. He has been active in various civic and charitable organizations in the
                                 St. Louis, Missouri area, and currently serves as Chairman of the Board of
                                 Directors for Aquinas Institute of Theology.

The Company's Board recommends a vote FOR the five nominees for election to the
                              Board of Directors.

Directors to serve until 2009:

Robert A. Ebel ................. Mr. Ebel, 51, has been a director since 2006. He is a director and CEO of
                                 Universal Printing Company, a privately held printing company headquartered in St. Louis, Missouri. Mr. Ebel currently serves on the Board of the St. Louis
                                 Graphic Arts Joint Health and Welfare Fund and is active in various civic and charitable organizations in the St. Louis, Missouri area.

Harry J. Krieg ................. Mr. Krieg, 82, has been a director since 1962. He is Chairman Emeritus of the
                                 Company's Board. He began his career with the Company in 1955. He served as the President of Cass Bank & Trust Company (presently known as Cass Commercial
                                 Bank, the banking subsidiary of the Company) from 1964 to 1969. Mr. Krieg also served Cass Commercial Corporation (the predecessor name of the Company) as CEO from 1969 to 1990 and Chairman of the Board from 1974 to 1992.

Franklin D. Wicks, Jr. ......... Dr. Wicks, 53, has been a director since 2006. He is President of Fine Chemical
                                 Division of Sigma-Aldrich Corporation, located in St. Louis, Missouri. Dr. Wicks has worked for Sigma-Aldrich since 1982, beginning as a research chemist and subsequently working in marketing, as President of Sigma Chemical and Vice
                                 President of Worldwide Operations, Sigma-Aldrich. Prior to his current position, he served as President, Scientific Research Division, Sigma-Aldrich from 1999 to
                                 2002 and was responsible for operations in 34 countries. After receiving his
                                 Ph. D., Dr. Wicks served four years on the staff of the Navigators at the Air
                                 Force Academy and at the University of Colorado at Boulder before joining
                                 Sigma-Aldrich. He is currently a member of the CEO Forum, and serves on the
                                 Advisory Board of Covenant Theological Seminary.

Directors to serve until 2008:

K. Dane Brooksher .........      Mr. Brooksher, 68, has been a director since 2005. He is Chairman of the Board of ProLogis, a leading provider of distribution facilities. He has been with
                                 ProLogis since 1993 and has held positions including Chief Operating Officer
                                 (COO), Co-Chairman and CEO. Prior to joining ProLogis, he spent over 32 years with KPMG LLP, serving as the managing partner for the Mid-West area and the
                                 Chicago office, as well as serving on the firm's Board of Directors, Management
                                 Committee and as International Development Partner. Mr. Brooksher is currently a director of Qwest Communications International, Inc. and Pactiv Corporation.
                                 He is a member of the Advisory Board of the J. L. Kellogg Graduate School of
                                 Management, Northwestern University, and a member of the Board of the College of William and Mary Mason School of Business Foundation.

Eric H. Brunngraber .............  Mr. Brunngraber, 50, has been a director since 2003. Mr. Brunngraber has served as President and COO of the Company since May 2006. Prior to May
                                   2006, Mr. Brunngraber served as Chief Financial Officer (CFO) of the Company since 1997. He has held numerous positions with the Company since his employment began in 1979, including Executive Vice President-Secretary of
                                   Cass Commercial Bank, the Company's bank subsidiary. Mr. Brunngraber has been active in various civic, charitable, professional and church-related organizations in the St. Louis, Missouri area.

Bryan S. Chapell ................  Dr. Chapell, 52, has been a director since 1998. Dr. Chapell joined the faculty of Covenant Theological Seminary in 1985, and has served as seminary President since 1994. Dr. Chapell has obtained degrees from Northwestern University,
                                   Covenant Theological Seminary and Southern Illinois University and has
                                   authored numerous books and publications.

Benjamin F. Edwards, IV .........  Mr. Edwards, 51, has been a director since 2005. He has been with A. G.
                                   Edwards & Sons, Inc., a national investment firm, since 1977. He is currently the branch manager of the firm's Town & Country, Missouri office. He has also been a member of the Board of Directors of A. G. Edwards since 1994. During his career with A. G. Edwards, he has held positions including Employment
                                   Manager, Financial Advisor, Associate Branch Manager, Regional Officer,
                                   Director of Sales and Marketing and President. He serves on the Advisory
                                   Boards of Sunshine Missions, and Bethesda Hospital and Homes. Mr. Edwards
                                   is a board member of The Missouri Historical Society.

CORPORATE GOVERNANCE

   The Company's Board oversees and guides the Company's management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of directors. All committee members are elected by and serve at the pleasure of the Board.

Independence

   Based on the independence standards as defined by the marketplace rules of The Nasdaq Stock Market, Inc. (Nasdaq), the Board has determined in its business judgment that each of the following directors and director-nominees are independent as such term is defined in the Nasdaq listing standards: Messrs. Bodine, Brooksher, Chapell, Ebel, Edwards, Gillis, Grace, Krieg, Lindemann, Shepard, Signorelli and Wicks. In addition, each of the members of the Audit Committee meets the heightened independence standards set forth in the SEC rules and the Nasdaq listing standards. As further required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and management. In evaluating and determining Mr. Gillis' independence, the Board considered Mr. Gillis' relationship with Armstrong Teasdale, a law firm that provides legal services to the Company. Mr. Gillis was a partner at Armstrong Teasdale until December 2006. Beginning January 1, 2007, Mr. Gillis is employed as a senior counsel at Armstrong Teasdale.

Board Meetings and Committees of the Board

   During 2006, the Board began meeting on a quarterly basis. There were four meetings of the Board in 2006. All directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served. The Company's directors are encouraged, but not required, to attend the Company's Annual Meeting. In 2006, seven directors attended the Annual Meeting.

   The following table represents the membership and number of meetings in 2006 (in parentheses) of the standing committees of the Board, each of which is composed entirely of independent directors, as defined by Nasdaq rules:

                                Nominating and Corporate
          Audit (5)                  Governance (8)           Compensation (5)
----------------------------   -------------------------   ----------------------
       Wayne J. Grace*             Bryan S. Chapell           Robert J. Bodine
       Harry J. Krieg               Wayne J. Grace           K. Dane Brooksher
      Irving A. Shepard             Harry J. Krieg*          Irving A. Shepard
                                                           Andrew J. Signorelli*

   In January 2007, the Board determined the 2007 committee membership to be as follows:

                              Nominating and Corporate
           Audit                     Governance                Compensation
--------------------------   -------------------------   ------------------------
      Robert A. Ebel             Bryan S. Chapell           K. Dane Brooksher*
      Wayne J. Grace*             Wayne J. Grace         Benjamin F. Edwards, IV
      Harry J. Krieg              Harry J. Krieg*          Andrew J. Signorelli
                                  Frank D. Wicks

------------
*Committee Chairman


Audit Committee

   The Audit Committee operates pursuant to a written charter that is approved by the Board and available on the Company's website at www.cassinfo.com. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The Audit Committee is responsible for appointing, determining funding for and overseeing the independent registered public accountants for the Company, and meeting with the independent registered public accountants and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies. Among other responsibilities, the Audit Committee reviews financial information provided to shareholders and others, assesses the adequacy of financial and accounting controls and evaluates the scope of the audits of the independent registered public accountants and reports on the results of such reviews to the Board. In addition, the Audit Committee assists the Board in its oversight of the performance of the Company's internal auditors. The Audit Committee meets with the internal auditors on a quarterly basis to review the scope and results of such services. The Board has determined that Mr. Grace and Mr. Krieg, each of whom the Board has determined to be independent, qualify as "audit committee financial experts", as defined by the Securities and Exchange Commission (SEC) and in accordance with the Nasdaq listing rules.

Nominating and Corporate Governance Committee

   The Nominating and Corporate Governance Committee operates pursuant to a written charter that is approved by the Board and available on the Company's website at www.cassinfo.com. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending director-nominees and developing and addressing corporate governance principles and issues applicable to the Company and its subsidiaries. In recommending director-nominees to the Board, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management. In evaluating candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate, including any legal requirements or listing standards requirements. The Nominating and Corporate Governance Committee considers a candidate's judgment, skills, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In general, no person who will have reached the age of 80 prior to election date may be nominated for election or re-election to the Board. It is also the Board's practice to limit new directors to no more than two per year in order to maintain Board continuity.

   Although the Nominating and Corporate Governance Committee does not specifically solicit suggestions for possible candidates from shareholders, the Nominating and Corporate Governance Committee will consider candidates meeting the criteria set by the Nominating and Corporate Governance Committee, with the concurrence of the full Board. The criteria will be re-evaluated periodically and will include those criteria set out in the Nominating and Corporate Governance Committee's charter. Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044.

Compensation Committee

   The Compensation Committee operates pursuant to a written charter that is approved by the Board and available on the Company's website at www.cassinfo.com. The Compensation Committee discharges the Board's responsibilities relating to compensation of the Company's directors, CEO and other executives. The Compensation Committee also has overall responsibility for approving, evaluating and administering the compensation plans, policies and programs of the Company.

Compensation Processes and Procedures

   The Compensation Committee establishes and administers the Company's executive compensation programs and benefits. While the Compensation Committee may seek input and recommendations from the CEO, CFO, COO or the Vice President of Human Resources concerning all elements of executive and director compensation, and confer with them on compensation philosophies, all significant matters regarding compensation for executives are independently considered and decided by the Compensation Committee without the voting of any officer of the Company or its subsidiaries. The Compensation Committee annually reviews corporate goals and objectives relative to the CEO's compensation and determines the CEO's compensation level based on this evaluation, subject to Board approval. The Compensation Committee is responsible for recommending to the Board salary levels and incentive stock compensation for executive officers of the Company, and the overall levels of salary compensation for all Company employees. The responsibility for determining cash bonuses for other executive officers is delegated to the CEO.

   Periodically, the Company uses compensation specialists to assist in designing or modifying some components of its overall compensation program and to provide comparison data of compensation levels at other organizations with which the Company competes for executive management talent. In such circumstances, the Compensation Committee does not rely solely on survey data or the consultant's judgment or recommendation, but gives consideration to such data when exercising its judgment in evaluating the Company's compensation program.

   In evaluating the cash and total compensation for senior executive management for 2006, the Compensation Committee engaged the services of Mercer Human Resource Consulting and also utilized other sources of compensation information for comparison to compensation levels at companies performing in industries similar to those of the Company. In 2006, at the Compensation Committee's request, the Company engaged the services of Longnecker and Associates to provide the Committee with design recommendations on a long-term incentive compensation plan. At the recommendation of the Compensation Committee, the Board approved the 2007 Omnibus Incentive Stock Plan and recommended it be submitted to the shareholders for approval at the Annual Meeting. This plan is described more fully under Proposal 2 -- Approval of 2007 Omnibus Incentive Stock Plan, and included in its entirety in Appendix A.

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee is, or was during the year ended December 31, 2006 an officer, former officer or employee of the Company or any of its subsidiaries, or a person having a relationship requiring disclosure by the Company pursuant to Item 404 of SEC Regulation S-K. No executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company's Compensation Committee or (ii) the board of directors of another entity of which one of the executive officers of such entity served on the Company's Board, during the year ended December 31, 2006.

Code of Conduct and Business Ethics

   The Company has adopted a Code of Conduct and Business Ethics policy, applicable to all Company directors, executive officers and employees. This policy is publicly available and can be viewed on the Company's website at www.cassinfo.com.

Certain Relationships and Related Party Transactions

   Some of the directors and executive officers of the Company, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Company's subsidiary bank, including borrowings and investments in depository accounts. All such loans and investments have been made in the ordinary course of business, and on substantially the same terms, including interest rates charged or paid and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

   As provided by the Audit Committee's charter, the Audit Committee must review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Item 404 of Regulation S-K. "Related person" and "transaction" shall have the meanings given to such terms in Item 404 of Regulation S-K, as amended from time to time.

Communications with the Board of Directors

   The Board has established processes by which shareholders can communicate with the Board. Shareholders may communicate with any and all members of the Board by transmitting correspondence to the following address or fax number:

                         Cass Information Systems, Inc.
                               Name of Director(s)
                      Attn: P. Stephen Appelbaum, Secretary
                             13001 Hollenberg Drive
                            Bridgeton, Missouri 63044
                              (314) 506-5560 (fax)

   The Secretary will forward all correspondence to the Chairman of the Board (the Chairman) or the identified director as soon as practicable. Communications that are abusive, in bad taste or that present a safety or security concern may be handled differently. Correspondence addressed to the full Board will be forwarded to the Chairman. As deemed necessary, the Chairman will present the correspondence to the full Board or a committee thereof. If a response to the communication is warranted, the content and method of the response may be coordinated with the Company's legal counsel.

Director Compensation

   Each director of the Company who is not an officer or employee of the Company receives compensation for his services. The following represents the fee structure for the year ended December 31, 2006 and as revised by the Compensation Committee and approved by the Board for 2007:

                                                               2006              2007
                                                             ---------          -------
      Per Meeting Fees
       Regular Board Meeting .............................   $2,100             $2,500
       Board Committee Meeting:
         Members .........................................      400                500
         Chairperson .....................................      500                900
      Annual Fees
       Board Member Retainer .............................    7,200              8,400
       Board Committee Chairperson Retainer:
         Audit ...........................................    7,200             10,000
         Nominating and Corporate Governance .............    4,800              7,000
         Compensation ....................................    2,400              7,000
      Restricted Stock Awards
       Issued upon election to a three year term .........      600 shares         900 shares

   Restricted stock awards are issued under the Company's 1995 Restricted Stock Bonus Plan. The shares carry voting and dividend rights, which are accumulated by the Company and paid upon vesting. The shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards. The grant date of awards is set at the Board's discretion, historically at the end of the month in which directors are elected.

Summary Compensation--Directors

   The following table sets forth for each director: (i) the dollar value of fees earned or paid; (ii) the compensation cost of restricted stock outstanding;
(iii) all other compensation; and (iv) the dollar value of total compensation.

                                        Fees Earned or         Stock          All Other
                                         Paid in Cash         Awards        Compensation      Total
Name                                        ($)(3)            ($)(4)           ($)(5)          ($)
------------------------------------   ----------------   --------------   --------------   ---------
Robert J. Bodine ...................        16,200             7,067(6)           275        23,542
K. Dane Brooksher ..................        15,800             7,600              180        23,580
Bryan S. Chapell ...................        17,400             7,600              180        25,180
Robert A. Ebel (1) .................        11,700             5,988(6)            --        17,688
Benjamin F. Edwards IV .............        14,200             7,600              180        21,980
Thomas J. Fucoloro (2) .............         5,300             1,079              275         6,654
Wayne J. Grace .....................        35,500             4,002              174        39,676
Harry J. Krieg .....................        34,600             7,067(6)        10,275(7)     51,942
Howard A. Kuehner (2) ..............         2,500             1,079              275         3,854
Irving A. Shepard ..................        18,200             3,572              174        21,946
Andy J. Signorelli .................        29,100             3,572              174        32,846
Franklin D. Wicks, Jr. (1) .........        11,700             5,988(6)            --        17,688

Note: All share information has been restated to reflect the 50% stock dividend paid by the Company in September 2006.

------------
(1) Elected to the Board of Directors on April 17, 2006.

(2) Retired from the Board of Directors on April 17, 2006.

(3) Represents fees paid during 2006 for services including Board Meeting and Board Committee Meeting attendance, as well as retainers for Board membership and Board Committee chairmanship.

(4) The aggregate number of shares of restricted stock awards outstanding at December 31, 2006 (restated to reflect the 50% stock dividend paid by the Company in September 2006) for each director was as follows:

      Robert J. Bodine ...............    900
      K. Dane Brooksher ..............    900
      Bryan S. Chapell ...............    900
      Robert A. Ebel .................    900
      Benjamin F. Edwards IV .........    900
      Thomas J. Fucoloro .............     --
      Wayne J. Grace .................    225
      Harry J. Krieg .................    900
      Howard A. Kuehner ..............     --
      Irving A. Shepard ..............    225
      Andy J. Signorelli .............    225
      Franklin D. Wicks, Jr. .........    900

(5)  Includes dividends paid on restricted stock awards at the time of vesting.

(6) Includes compensation costs of restricted stock awarded on April 30, 2006 (900 shares when restated for the 50% stock dividend paid by the Company in September 2006) with a full grant date fair value of $26,946 and subject to a three-year vesting period.

(7) Mr. Krieg receives an annual $10,000 non-qualified supplemental retirement benefit related to prior employment with the Company.

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

     The Compensation Committee believes that the skill and dedication of executive officers and other management personnel are critical factors affecting the Company's long-term success in meeting its objectives and fostering growth and profitability. In support of this, compensation programs have been designed to attract and retain a high level of talented leadership, to reward performance in accordance with results, provide an incentive for future performance and align Company executives' long-term interests with those of the shareholders.

     The overall compensation program is designed to result in compensation that is commensurate with Company and individual performance. High levels of performance should yield cash compensation which is competitive externally and equitable internally. Incentive stock compensation should combine with cash compensation to competitively reward high levels of performance, create an incentive for attainment of longer-term objectives and provide a tool to retain key management talent.

     Executive compensation is comprised of three major components: (i) base salary adjusted annually by the Compensation Committee, (ii) cash incentive bonuses awarded based on individual and Company performance, and (iii) long-term equity incentives awarded annually based on individual and Company performance. The compensation mix of cash and long-term incentives for the CEO is similar to that of other executive officers of the Company, and is believed to be consistent with compensation provided to similar positions at comparable organizations. The CEO is eligible to participate in all Company benefit programs including those available to other executive officers, and receives no additional perquisites other than those provided to other executive officers, and described below.

     In order to assure that executive compensation is both competitive and appropriate, the Compensation Committee reviews executive compensation in its entirety before determining compensation level adjustments. As such, the Compensation Committee considers the value of cash and incentive stock compensation, as well as non-cash benefits such as perquisites and the calculated values of any retirement benefits provided under the

Company's defined benefit, defined contribution and supplemental retirement plans. Gains from prior incentive stock awards are not taken into account, as these were awards earned and granted based on prior performance.

     Historically, the Company's executive compensation structure emphasized cash components over long-term incentive components, due primarily to the low trading volume of the Company's stock. As the Company has grown and experienced higher trading volume, it has become more feasible to increase the emphasis on long-term incentives, making the Company's executive compensation more competitive with comparable organizations.

     The Compensation Committee periodically compares all compensation components for executive officers with data on similar positions at other organizations with which the Company competes for talent. When evaluating external competitiveness, third party survey data, as well as information from other resources and industry contacts, are considered. In reviewing comparative data, the Company does not engage in benchmarking for the purpose of establishing compensation levels relative to any predetermined point. In the Committee's view, third party survey data provides insight into external competitiveness, but is not an appropriate single basis for establishing compensation levels. This is primarily due to the Company's unique structure, differences in the size of comparable companies, and the lack of sufficient appropriate matches to provide statistical relevance. The Company's preference is that performance, rather than benchmarking data, drive executive compensation. In the processes used by the Compensation Committee to establish and adjust executive compensation levels, external data is considered, along with performance, experience, potential and internal equity.

     In 2005, the Committee retained Mercer Human Resource Consulting to provide comparative data prior to adjusting executive compensation for 2006. On Mercer's recommendation, and due to the fact that no single industry accurately captures the Company's business segment, data was obtained for the Professional Services and All Industries business segments and considered in evaluating the Company's executive compensation program. Mercer's conclusion that the Company's overall executive compensation was conservative relative to market practice confirmed the Committee's belief that 2006 compensation levels were appropriate for the Company.

     The Compensation Committee determines all compensation adjustments for the CEO, subject to Board approval. The CEO makes recommendations to the Compensation Committee concerning performance and related salary and incentive stock levels for other executive officers, subject to the Compensation Committee's approval. The CEO has sole responsibility for determining bonus levels for all other executive officers, in accordance with plan provisions.

Elements of Compensation

     The key elements in the executive compensation program are base salary, bonus and incentive stock compensation. These elements, as well as benefits plans and perquisites are described below.

Base Salary

     Salaries are established for executive officers by balancing both internal and external factors. Internal equity is determined through comparison with other executives within the Company, taking into account the scope of responsibilities, performance, skills and experience. Similarly, the Company considers external data to assure competitiveness in the market place. Base salaries are designed to attract and retain high levels of expertise and talent. The Compensation Committee reviews salaries of the CEO and other executive officers each January for the current fiscal year. The Compensation Committee also determines any adjustments to the CEO's salary and gives consideration to the CEO's recommendation regarding adjustment to executive officer salaries, based on the criteria described herein. While these factors are not specifically weighted, all such factors are given consideration in determining base salary levels with particular emphasis given to the performance component. In general, salary increases for 2006 were consistent with those provided in prior years relative to individual and company performance. Mr. Brunngraber's increase was greater than prior years, reflecting additional responsibilities assumed in transitioning to the role of President and Chief Operating Officer. Mr. Langfitt received a higher increase due to strong performance and growth of the operating unit under his direction.

Bonus

     Bonuses are paid semi-annually to all eligible full and part-time employees according to the Profit Sharing Plan approved by the Board, based on individual performance and the level of Company profits. The purpose of this plan is to facilitate the Company's continued growth and success by providing rewards that are commensurate with achievement, thereby creating an incentive for superior performance and improved results for shareholders.

     The bonus plan for all eligible employees is funded with 12.5% of the Company's net profits before taxes for the period of distribution. A portion of the fund allocated to executive management is based on achievement of specific Company-wide financial objectives defined by the plan, and individualized targets are not utilized. Bonus distributions are discretionary based on individual performance and achievement of both non-financial and financial objectives relative to the Company and the individual position. Bonus funds available to the CEO are based on return on average equity for the period as defined by the plan. The CEO would not be eligible for a bonus if the return on average equity was zero or negative. Bonus funds available to other executive officers are based on the change in net income after taxes, and are allocated at the CEO's discretion. Any bonus payment in excess of 40% of base salary requires Board approval. Historically, bonuses paid to the CEO and other executive officers averaged 5% to 35% of base salary, depending on the level of corporate profits achieved.

Incentive Stock Compensation

     The key objective for providing incentive stock compensation is to aid the Company in securing and retaining highly qualified personnel by making it possible to offer such personnel an increased incentive, in the form of an ownership interest in the Company, to join or continue in the service of the Company and to induce them to increase their efforts for its growth and success. The Compensation Committee considers this to be a significant motivational tool for rewarding its executive officers and senior management and for aligning their interests with those of shareholders. It has been the Company's belief that long-term incentives serve as a retention incentive since unvested stock grants and options are forfeited if the executive leaves the Company.

     Incentive stock compensation is awarded annually to managers deemed to be part of the executive management team. Restricted stock awards and performance-based stock option grants are approved by the Board and issued in accordance with their respective plans. Restricted stock awards issued under the Company's 1995 Restricted Stock Bonus Plan are for common stock shares carrying voting and dividend rights, and are subject to a three-year vesting schedule with 1/3 of the shares vesting each year on the anniversary date of the awards. Performance-based stock option grants issued under the Company's 1995 Performance-Based Stock Option Plan are for shares of common stock, subject to seven-year vesting with acceleration of vesting if certain financial criteria are attained.

     Stock options are eligible for accelerated vesting in the second calendar year after the option is granted, such that the earliest possible vesting date for any option shares would be in the third year after the option is granted. The factors used to determine if options will be accelerated are return on assets differential and net after-tax income growth. No more than 30% of the option shares shall be subject to accelerated vesting in any year.

     The Compensation Committee reserves the right, subject to Board approval, to issue or refrain from issuing incentive stock compensation on a discretionary basis based on certain factors. Such factors include economic achievement, ethical standards, financial strength, management effectiveness and external market forces.

     To date, the number of stock options and restricted shares held by the Company's executive officers is relatively small; therefore, the Compensation Committee has not considered the overall amount of stock option grants and restricted stock awards outstanding as a significant factor in determining additional grants or awards.

     The Company does not have a policy to adjust awards in the event that it would become necessary to restate financial criteria in such a way as to impact the basis for award of long-term incentives; however, the Compensation Committee could elect to adjust other elements of compensation or subsequent year awards if, in their view, it was appropriate.

     The Company's policy does not allow the release of material non-public information such that it would have an effect on the strike price or exercise price of stock options, and it is the Company's intention to continue to do so. The practice has been to avoid timing of stock option grants such that the value of executive compensation is affected. Independent Board members approve the annual incentive stock awards granted to executive management at the January Board meeting. The grant date set by the Board is typically the end of the month to ensure earnings have been released to the public and all administrative requirements have been met. The exercise price of stock options cannot be less than fair market value as of the date the option is granted. Executive officers have no role in grant timing. Stock options and restricted stock awards are not re-priced, in accordance with the Company's longstanding practice.

     The following criteria was used in determining long-term incentive awards issued through January 2006:

       CEO -- Eligible to receive an award ranging from 5% of base salary and bonus for a return on equity of 8% up to a maximum of 70% for a return on equity of 16% or more;

       CFO -- Eligible to receive an award ranging from 3.8% of base salary and bonus for a return on equity of 8% up to a maximum of 52.5% for a return on equity of 16% or more;

       All other named executives -- Eligible to receive awards ranging from 1.7% to 23.3% of salary for similar performance.

     For 2006, incentive stock compensation was made up of 75% non-qualified stock option grants and 25% restricted stock bonus awards. It is the Compensation Committee's belief that this ratio strikes a good balance between risk and potential reward, yielding greater value when future growth in profitability is attained.

401(k) Defined Contribution Plan

     All full-time employees of the Company and subsidiaries are eligible to participate in the Cass Information Systems, Inc. 401(k) Plan. In 2006, employees were eligible to enter the plan at the next semi-annual entry period immediately following completion of one year of service. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the Internal Revenue Service (IRS) maximum limitation, which was $15,000 for 2006, plus an additional $5,000 catch-up contribution for employees age 50 or older. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. All employee contributions vest immediately. Company contributions are subject to a three-year vesting period.

Defined Benefit Retirement Plan

     All full-time employees of the Company and subsidiaries become participants in the Retirement Plan for Employees of Cass Information Systems, Inc. at the next semi-annual entry period immediately following completion of one year of service. Upon retirement, participants in this qualified plan will begin to receive monthly payments equal to 1/12 of the sum of:

          (i) .9% of Final Average Earnings multiplied by the number of years of service, plus

          (ii) .5% of Final Average Earnings in excess of Covered Compensation multiplied by years of service.

     Final Average Earnings is the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period, ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the plan equal W-2 earnings up to the maximum IRS limit ($220,000 in 2006). Service for benefit accrual purposes is the period beginning on the date of participation in the plan and ending on the severance date.

     Normal retirement age under the plan is 65 with five years of vesting service. Early retirement eligibility is age 55 with five years of vesting service. Benefits for early retirement under the defined benefit pension plan would be calculated under the formula described above based on final average earnings and years of service as of the date of retirement, reduced by (i) 5/9% of 1% for each month by which the early retirement date or the first day of the month coinciding with or next following the 60th birthday, whichever is later, precedes the normal retirement date, and (ii) 5/18% of 1% for each month, if any, by which the early retirement date precedes the first day of the month coinciding with or next following the 60th birthday. Postponed retirement benefits are an amount equal to the greater of (i) the normal retirement benefit determined in accordance with the above formula using service and final average earnings through the postponed retirement date, or (ii) the actuarial equivalent of the normal retirement benefit on the postponed retirement date. The normal form of benefit is a straight-life annuity with 120 months guaranteed.

Supplementary Executive Retirement Program

     The Company's benefits program also provides for the Cass Information Systems, Inc. Supplemental Executive Retirement Plan (the SERP). This supplemental plan was designed to provide additional retirement benefits to key executives whose benefits are limited by the IRS under the Company's qualified plan.

     Upon retirement, participants in the SERP will receive monthly payments equal to 1/12 of 70% of the Final Average Earnings, reduced proportionately for length of service less than 25 years. Such amount is further reduced by the participant's: (i) qualified retirement plan benefit, (ii) primary social security benefit, and (iii) 401(k) hypothetical annuity.

     Final Average Earnings, normal and early retirement age, years of service and normal form of payment are the same as under the Retirement Plan for Employees of Cass Information Systems, Inc.

     Early retirement benefits under the Supplemental Executive Retirement Plan are calculated to be an annual amount equal to 70% of the final average earnings multiplied by the number of full years of service divided by 25% (not to exceed 100%), less the sum of the defined pension plan benefit, primary social security benefit and 401(k) hypothetical annuity, reduced by 1/180 for each of the first 60 calendar months and 1/360 for each of the next 60 calendar months by which commencement of benefits precedes normal retirement date. Benefits are not increased if payment of benefits commences after the normal retirement date.

     Gains or losses from stock options or restricted stock awards are not considered in the calculation of retirement benefits, either for the defined benefit plan or the SERP.

     Employees are generally not eligible for benefits under the SERP if they leave the Company prior to reaching age 55, and they receive a significant increase in benefits if they remain with the Company until age 65; therefore, the Compensation Committee believes that the SERP is an effective executive retention tool.

Perquisites and Other Benefits

     The Company provides executive officers with perquisites that the Compensation Committee believes are reasonable and competitive based on the Compensation Committee's knowledge of other organizations with which the Company competes for talent. For 2006, these perquisites included personal use of a Company-owned automobile and/or country club membership. Historically, the Company has not benchmarked or set targets for this compensation component. The perquisites' value to the executive, as well as the incremental cost to the Company, is considered when establishing compensation levels. However, the value of this component of compensation is modest and has not been given significant weight by the Compensation Committee when establishing overall levels of executive compensation. Executive officers are eligible to receive the same health, dental, disability and life insurance benefits as are available to all other full-time employees of the Company and its subsidiaries.

Post Employment Payments

     Executives of the Company do not have employment agreements, nor are there any provisions for payments following or in connection with any termination or change-in-control, other than for provisions that allow for SERP benefits, stock options and restricted stock awards to vest upon a change in control in accordance with their respective plans.

Federal Income Tax Deductibility Limitations

     The Compensation Committee takes into consideration the tax consequences to employees and the Company when considering types of awards and other compensation granted to executives and directors.

     The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the Company and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.

Post-Fiscal Year Compensation Actions

Executive Compensation Comparative Data

     During 2006, the Compensation Committee retained Towers Perrin compensation consultants to provide comparative data on cash and total executive compensation prior to review and adjustment of executive management compensation for 2007. Data was provided for the Business and Professional Services, Financial Services and Payment Processing business segments. Consistent with prior years and the Company's intent not to engage in formal benchmarking strategies, the Compensation Committee did not rely solely on comparative data, but did consider such elements when exercising its own judgment in determining 2007 compensation.

Base Salary

     In January 2007, salaries were increased for the CEO and other named executive officers based on performance of individuals and individual operating units, strong corporate earnings, and overall corporate growth over the past several years. Base salary increases from 2006 to 2007 were as follows: Mr. Collett, $460,000 to $485,000; Mr. Appelbaum, $205,000 to $211,000; Mr.
Brunngraber, $254,000 to $274,000; Mr. Murray, $215,000 to $225,000; Mr.
Langfitt, $150,000 to $165,000 Increases are consistent with those given in prior years.

Long-Term Incentives

     The Board approved the 2007 Omnibus Incentive Stock Plan, which will be submitted to shareholders for their approval at the 2007 Annual Meeting. The purpose of the proposed plan is to provide incentive opportunities for directors and employees and to align the personal financial interests of such individuals with those of the Company's shareholders through the use of a variety of long-term incentive vehicles. It is the Board's intention to replace the Company's current equity incentive plans with the proposed plan upon receipt of shareholder approval. A copy of the proposed plan is provided in Appendix A. Key elements of the 2007 plan are detailed herein under Proposal 2 -- Approval of 2007 Omnibus Incentive Stock Plan.

     During the transition between the current and proposed incentive stock plans, 2007 awards were comprised solely of restricted stock awards, which have been included in the Principal Shareholders tables included herein. Restricted stock bonus awards issued in 2007 were as follows: Mr. Collett, 11,370 shares; Mr. Appelbaum, 2,026 shares; Mr. Brunngraber, 6,278 shares; Mr. Murray, 3,986 shares; and Mr. Langfitt, 2,781 shares.

     For 2007, the Compensation Committee furthered its intent to place greater emphasis on long-term incentive compensation by adjusting the criteria for determining incentive stock compensation awards. The criteria used to determine the level of awards were based on 2006 financial results averaged with the prior two years for the following items: (i) return on equity; (ii) increase in diluted earnings per share; and (iii) increase in processing fee revenues. These items are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The target incentives for maximum achievement in all three criteria are as follows: (i) 100% of base salary for the CEO and COO, and (ii) 60% to 75% of base salary for other named executive officers. The Compensation Committee believes such an approach provides the opportunity for compensation increases when high levels of performance are attained.

Benefits

     Eligibility requirements for the Company's 401(k) plan were revised effective January 2007 to allow for monthly entry into the plan after one month of service. The maximum contribution level was increased to coincide with the maximum level allowed by the IRS. These changes were made to allow increased employee access to this retirement benefit.

Perquisites

     In January 2007, the Company revised its executive automobile policy. Historically, the Company provided Company-owned automobiles to certain executive positions identified by the Compensation Committee. The Compensation Committee recommended and the Board approved replacing the existing plan with an automobile allowance that would provide a taxable benefit to eligible employees, beginning in February 2007. Annual auto allowances were set at $15,000 for the CEO and COO positions, and $10,000 for other executive positions identified by the Compensation Committee. While this plan provides a reduced benefit, the new plan compares favorably to those offered by other companies, simplifies accounting and administration and is consistent with the Company's desire to primarily emphasize performance-based compensation components.

Report of the Compensation Committee

     In the performance of its oversight function for the year ended December 31, 2006 the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                        K. Dane Brooksher, Chairman
                                        Benjamin F. Edwards, IV
                                        Andy J. Signorelli

                              EXECUTIVE OFFICERS

     The following table lists the Company's principal executive officer, principal financial officer and three other most highly compensated executive officers as of December 31, 2006 (named executive officers), their ages and their position(s) with the Company. All officers serve at the pleasure of the Board.

Lawrence A. Collett ..........   Information on Mr. Collett can be found in the section "Election of Directors."

Eric H. Brunngraber ..........   Information on Mr. Brunngraber can be found in the section "Election of
                                 Directors."

P. Stephen Appelbaum .........   Mr. Appelbaum, 49, joined the Company in May 2006, assuming the positions of CFO and Secretary, as previously held by Mr. Brunngraber. Prior to joining the Company, he was a Senior Vice President at US Bank (St. Louis, Missouri),
                                 where he spent 16 years holding various positions in the areas of accounting, financial reporting, risk management, and merger and acquisition integration.
                                 Before his tenure with US Bank, he was a Senior Manager with KPMG, where he spent 10 years specializing in bank accounting and auditing. Mr. Appelbaum is a Certified Public Accountant.

Harry M. Murray ..............   Mr. Murray, 53, has served as Executive Vice President since 2003. He has held various positions with the Company since his initial employment in
                                 1982, including Executive Vice President -- Operations from 1995 to 2000 and
                                 COO -- Utility Information Services from 2000 to 2003.

Gary B. Langfitt .............   Mr. Langfitt, 51, has served as COO -- Utility Information Services since 2003.
                                 Prior to that he was Vice President, Sales and Marketing -- Utility Information
                                 Services since joining the Company in 1999.

Summary Compensation -- Executive Officers

     The following table sets forth for each of the named executive officers:
(i) the dollar value of base salary and bonus earned; (ii) the compensation cost of restricted stock and stock options outstanding; (iii) the change in pension value and nonqualified deferred earnings; (iv) all other compensation; and (v) the dollar value of total compensation.

                                                                            Change in
                                                                             Pension
                                                                            Value and
                                                                           Nonqualified
                                                        Stock   Option       Deferred        All Other
Name and                            Salary    Bonus    Awards   Awards     Compensation    Compensation    Total
Principal Position          Year     ($)       ($)       ($)    ($)(1)   Earnings ($)(2)      ($)(3)        ($)
------------------------------------------------------------------------------------------------------------------
Lawrence A. Collett        2006   459,167    171,000   54,525   14,219       416,697          28,023     1,143,631
 Chairman, CEO
------------------------------------------------------------------------------------------------------------------
P. Stephen Appelbaum       2006   128,913     23,000   19,444       --            --             310       171,667
 CFO, Secretary (4)
------------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber        2006   252,750     97,000   21,057    5,243        52,291          29,275       457,616
 COO, President
------------------------------------------------------------------------------------------------------------------
Harry M. Murray            2006   214,167     77,000    9,295    2,393        50,593          17,875       371,323
 Executive Vice President
------------------------------------------------------------------------------------------------------------------
Gary B. Langfitt           2006   149,167     90,286    5,043    1,104        18,613          12,806       277,019
 COO, Utility
 Information Services

Note: All share information has been restated to reflect the 50% stock dividend paid by the Company in September 2006.

------------
(1) The dollar value of stock options outstanding during the year is also included in the Company's financial statements per FAS 123(R). Refer to Footnote 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.

(2) Represents the aggregate change in actuarial present value of accumulated benefits under the Company's defined benefit pension plan and supplemental executive retirement plan based on a five-year average of current pay. Refer to Footnote 13 in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a complete description of the material assumptions applied in quantifying the present value of accumulated benefits.

(3) Consists of the Company's incremental cost on perquisite benefits (i.e., personal use of Company-owned automobiles, country club membership), dividends paid on restricted stock awards at the time of vesting, the Company's matching contributions paid to the Company's 401(k) Plan on behalf of each executive, and the imputed value of group term life premiums paid on behalf of each executive.

(4) The Company employed Mr. Appelbaum in May 2006; as such his total compensation consist primarily of salary and bonus.

Grants of Plan-Based Awards

     The following table sets forth information regarding all equity based incentive plan awards that were made to the named executive officers during 2006. Disclosure is provided on a separate line for each grant or award made during the year. The information supplements the dollar value disclosure of stock and option awards in the Summary Compensation table above.

                                                 Estimated Future Payouts
                                                         Under Equity                Exercise or
                                                    Incentive Plan Awards            Base Price      Grant Date|
                                                -----------------------------         of Option      Fair Value
                          Grant       Board      Threshold       Target        Max     Awards       of Stock and
Name                      Date     Action Date      (#)           (#)          (#)     ($/Sh)     Option Awards (3)
---------------------- ---------- ------------- ----------- ---------------   ----- ------------ ------------------
Lawrence A. Collett    01/31/06   01/17/06      0                12,427(1)    0          22.73          40,586
                       01/31/06   01/17/06      0                 4,156(2)    0            --           94,491
-------------------------------------------------------------------------------------------------------------------
P. Stephen Appelbaum   05/15/06   04/18/06      0                 3,000(2)    0            --          100,000
-------------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber    01/31/06   01/17/06      0                 4,932(1)    0          22.73          16,049
                       01/31/06   01/17/06      0                 1,644(2)    0            --           37,374
-------------------------------------------------------------------------------------------------------------------
Harry M.Murray         01/31/06   01/17/06      0                 1,546(1)    0          22.73           5,032
                       01/31/06   01/17/06      0                   516(2)    0            --           11,730
-------------------------------------------------------------------------------------------------------------------
Gary B. Langfitt       01/31/06   01/17/06      0                 1,030(1)    0          22.73           3,353
                       01/31/06   01/17/06      0                   343(2)    0            --            7,809

Note: All share information has been restated to reflect the 50% stock dividend paid by the Company in September 2006.

------------

(1) Includes stock option awards issued pursuant to the terms of the Company's 1995 Performance-Based Stock Option Plan.

(2) Includes restricted stock bonus awards issued pursuant to the terms of the Company's 1995 Restricted Stock Bonus Plan.

(3) The fair value of stock options is calculated in accordance with FAS 123(R). Refer to Footnote 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.

In January 2006, annual salaries were increased for the CEO and other named executive officers employed at that time. Increases were warranted based on performance of individuals and individual operating units, strong corporate earnings, overall corporate growth over the past several years and competitive forces in the external market. Base salary increases from 2005 to 2006 were as follows: Mr. Collett, $440,000 to $460,000; Mr. Brunngraber, $224,000 to $254,000; Mr. Murray, $195,000 to $215,000; and Mr. Langfitt, $130,000 to
$150,000. Mr. Appelbaum was hired in May 2006 at a base salary of $205,000; as such, Mr. Appelbaum's total compensation for 2006 consisted primarily of salary and bonus.

Bonuses earned by the CEO in 2006 were paid in August 2006 and February 2007 for the first and second halves of 2006, respectively. Bonus payments were made in accordance with the Company's Profit Sharing Plan, and based on the return on average equity achieved by the Company during the respective six-month periods. Return on average equity for the first half of 2006 was 19.62% resulting in a corresponding bonus for the CEO of $86,500, or 18.8% of base salary. Return on average equity for the second half of 2006 was 18.28%, which yielded the CEO's bonus of $84,500, or 18.4% of base salary.

Bonuses for the other named executive officers were also paid in August 2006 and February 2007 for the first and second halves of 2006, respectively, and were based on increase in net income after taxes achieved by the Company for the respective six-month periods. Increase in net income after taxes was 39.9% for the first half of 2006 and 35.4% for the second half of 2006, yielding the bonuses shown in the Summary Compensation Table included herein.

In January 2006, the CEO and other named executive officers employed at that time received stock option grants issued under the Company's 1995 Performance-Based Stock Option Plan, and were awarded restricted stock bonus shares under the Company's 1995 Restricted Stock Bonus Plan. Stock options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria. Restricted stock awards are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards. Dividends earned on restricted stock awards are paid upon vesting. The 2006 grants and awards were based on 2005 return on equity of 15.23%. This yielded awards of 70% of the value of base salary and bonus for Mr. Collett, 52.5% of the value of base salary and bonus for Mr. Brunngraber and 23.3% of the value of salary for Mr. Murray and Mr. Langfitt. Mr. Appelbaum received restricted stock awards under the Company's 1995 Restricted Stock Bonus Plan upon accepting employment with the Company in May 2006.

Outstanding Equity Awards At Fiscal Year-End

     The following table sets forth information on outstanding options and stock awards held by the named executive officers on December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option, and the market value of stock awards.

                                                Option Awards                                     Stock Awards
                         -----------------------------------------------------------   -----------------------------------
                           Number of        Number of
                           Securities       Securities                                     Number of         Market Value
                           Underlying       Underlying                                  Shares or Units      of Shares or
                          Unexercised      Unexercised       Option                      of Stock That      Units of Stock
                            Options          Options        Exercise       Option           Have Not        That Have Not
                             (#)(1)           (#)(1)          Price      Expiration          Vested             Vested
Name                      Exercisable     Unexercisable        ($)          Date             (#)(2)             ($)(3)
----                     -------------   ---------------   ----------   ------------   -----------------   ---------------
Lawrence A. Collett            428                --           9.717      1/2/2009           6,382             230,901
                             1,483            18,834          10.000      1/2/2010
                                --             9,585          13.455      1/2/2011
                                --             5,240          16.222      1/2/2012
                                --            12,472          22.733      1/2/2013
--------------------------------------------------------------------------------------------------------------------------
P. Stephen Appelbaum
                                --                --             --             --           3,000             108,540
--------------------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber            487             6,195          10.000      1/2/2010           2,488              90,016
                                --             3,623          13.455      1/2/2011
                                --             2,000          16.222      1/2/2012
                                --             4,932          22.733      1/2/2013
--------------------------------------------------------------------------------------------------------------------------
Harry M. Murray                 --             3,792          10.998      1/2/2010             900              32,562
                                --             1,192          15.960      1/2/2011
                                --             1,138          15.889      1/2/2012
                                --             1,546          22.733      1/2/2013
--------------------------------------------------------------------------------------------------------------------------
Gary B. Langfitt                --               771          15.960      1/2/2011             597              21,599
                                --               758          15.889      1/2/2012
                                --             1,030          22.733      1/2/2013

Note: All share information has been restated to reflect the 50% stock dividend paid by the Company in September 2006.

------------

(1) Represents stock option grants issued pursuant to the Company's 1995 Performance-Based Stock Option Plan. The options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria.

(2) Represents restricted stock bonus awards issued pursuant to the Company's 1995 Restricted Stock Bonus Plan. The shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards.

(3) Value based on $36.180 per share, which was the closing market price of the Company's common stock on The Nasdaq Stock Market on December 31, 2006.

Options Exercised and Stock Vested

     The following table sets forth the exercise of stock options and vesting of restricted stock during 2006 for the named executive officers.

                                                Options Awards                                 Stock Awards
                                 --------------------------------------------   ------------------------------------------
                                    Number of Shares       Value Realized on       Number of Shares      Value Realized on
                                  Acquired on Exercise        Exercise(1)        Acquired on Vesting        Vesting(2)
Name                                       (#)                    ($)                    (#)                    ($)
----                             ----------------------   -------------------   ---------------------   ------------------
Lawrence A. Collett ..........           64,540                 $777,713                3,904                 $86,498
P. Stephen Appelbaum .........               --                       --                   --                      --
Eric H. Brunngraber ..........           15,270                  211,682                1,368                  30,257
Harry M. Murray ..............           10,074                  121,392                  713                  20,439
Gary B. Langfitt .............            5,197                   62,630                  171                   4,502

Note: All share information has been restated to reflect the 50% stock dividend paid by the Company in September 2006.

------------

(1) Value is determined by computing the difference between the market price on the exercise date and the exercise price and applying that value to the number of shares exercised.

(2) Value is determined by applying the market value of the stock on the vesting date to the number of shares vested.

Pension Benefits

     The following table sets forth the actuarial present value of each named executive officer's accumulated benefit under defined benefit plans of the Company, the number of years of credited service under each plan, and the amount of pension benefits paid to each named executive officer.

                                                                         Number of          Present
                                                                          Years of         Value of           Payments
                                                                          Credited        Accumulated        During Last
Name                                        Plan Name                   Service (#)     Benefit ($)(3)     Fiscal Year ($)
----                         ---------------------------------------   -------------   ----------------   ----------------
Lawrence A. Collett (1)      Retirement Plan for Employees of Cass          39.91      1,072,574          0
                             Information Systems, Inc.                      39.91      1,833,361
                             Cass Information Systems Supplemental
                             Executive Retirement Plan
--------------------------------------------------------------------------------------------------------------------------
P. Stephen Appelbaum (2)
--------------------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber          Retirement Plan for Employees of Cass          26.08      285,007            0
                             Information Systems, Inc.                      26.08      10,922
                             Cass Information Systems Supplemental
                             Executive Retirement Plan
--------------------------------------------------------------------------------------------------------------------------
Harry M. Murray              Retirement Plan for Employees of Cass          23.08      318,069            0
                             Information Systems, Inc.                      23.08      0                  0
                             Cass Information Systems Supplemental
                             Executive Retirement Plan
--------------------------------------------------------------------------------------------------------------------------
Gary B. Langfitt             Retirement Plan for Employees of Cass           6.50       69,653            0
                             Information Systems, Inc.                       6.50      0                  0
                             Cass Information Systems Supplemental
                             Executive Retirement Plan

------------

(1) Mr. Collett is the only named executive officer currently eligible for early retirement benefits under the Company's defined benefit pension plan and supplemental executive retirement plan.

(2) Due to eligibility requirements as described in the Compensation Discussion and Analysis above, Mr. Appelbaum was not a participant in either plan at December 31, 2006.

(3) Represents the actuarial present value of accumulated benefit under the Company's defined benefit pension plan based on a five-year average of current pay. Refer to Footnote 13 in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a complete description of the material assumptions applied in quantifying the present value of accumulated benefits.

     All named executive officers with the exception of Mr. Appelbaum were participants in the Retirement Plan for Employees of Cass Information Systems, Inc. and the Cass Information Systems, Inc. Supplemental Executive Retirement Plan (the SERP) at December 31, 2006. Details of the plans are further defined in the Compensation Discussion and Analysis above.

Principal Shareholders

     The following table contains information with respect to beneficial ownership of the Company's outstanding common stock as of March 5, 2007, by: (i) each person known to the Company to be the beneficial owner of more than 5% of common stock, (ii) each director and nominee for director and (iii) each executive officer listed in the Summary Compensation Table. The address of each director and executive officer is c/o Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044. Unless otherwise indicated, the named person has sole voting and investment rights with respect to such shares.

Name of Beneficial Owner                                                      Amount of Shares        Percent
(and address for Beneficial Owners over 5%)                                Beneficially Owned(1)      of Class
-------------------------------------------                               -----------------------   -----------
   Jake Nania .........................................................            894,916              10.69%
   1700 S. Ocean Blvd.
   Lauderdale by the Sea, FL

   P. Stephen Appelbaum ...............................................              5,026 (2)              *
   Robert J. Bodine ...................................................            247,268 (3)           2.95
   K. Dane Brooksher ..................................................              3,850 (4)              *
   Eric H. Brunngraber ................................................             33,719 (5)              *
   Bryan S. Chapell ...................................................              3,719 (6)              *
   Lawrence A. Collett ................................................            194,435 (7)           2.32
   Robert A. Ebel .....................................................                900 (8)              *
   Benjamin F. Edwards IV .............................................              3,900 (9)              *
   John L. Gillis, Jr. ................................................                 --                  *
   Wayne J. Grace .....................................................             18,587 (10)             *
   Harry J. Krieg .....................................................            247,581 (11)          2.95
   Gary B. Langfitt ...................................................              9,062 (12)             *
   James J. Lindemann .................................................                 --                  *
   Harry M. Murray ....................................................             36,971 (13)             *
   Irving A. Shepard ..................................................             45,684 (14)             *
   Andy J. Signorelli .................................................            288,949 (15)          3.45
   Franklin D. Wicks, Jr. .............................................                900 (16)             *
                                                                                   -------
   All directors (including nominees) and all executive officers
   as a group (including executive officers not named herein) .........          1,172,690 (17)         13.99

------------

*    Less than 1% of class.

(1) Shares shown as beneficially owned include shares of common stock that directors and executive officers have the right to acquire within 60 days of March 5, 2007 pursuant to the exercise of stock options.

(2) Shares consist of restricted stock subject to forfeiture; Mr. Appelbaum has voting but no investment rights.

(3) Includes 244,868 shares held in trust of which Mr. Bodine has shared voting and investment rights. Includes 1,500 shares held in the Bodine Family Foundation of which Mr. Bodine has voting and investment rights. Also includes 900 shares of restricted stock subject to forfeiture; Mr. Bodine has voting but no investment rights.

(4) Includes 900 shares of restricted stock subject to forfeiture; Mr. Brooksher has voting but no investment rights.

(5) Includes 21,375 shares owned jointly with his spouse. Includes 7,595 shares of restricted stock subject to forfeiture; Mr. Brunngraber has voting but no investment rights. Also includes stock options to purchase 3,578 shares granted by the Company.

(6) Includes 2,369 shares owned jointly with his spouse. Includes 900 shares of restricted stock subject to forfeiture; Mr. Chapell has voting but no investment rights.

(7) Includes 60,313 shares owned jointly with his spouse. Includes 14,721 shares of restricted stock subject to forfeiture; Mr. Collett has voting but no investment rights. Also, includes stock options to purchase 10,881 shares granted by the Company.

(8) Shares consist of restricted stock subject to forfeiture; Mr. Ebel has voting but no investment rights.

(9) Includes 900 shares of restricted stock subject to forfeiture; Mr. Edwards has voting but no investment rights. Includes 3,000 shares held in a margin account.

(10) Includes 13,000 shares held in trust of which Mr. Grace has voting and investment rights. Includes 5,362 shares owned by Mr. Grace's spouse. Also includes 225 shares of restricted stock subject to forfeiture; Mr. Grace has voting but no investment rights.

(11) Includes 114,723 shares held in trust of which Mr. Krieg has voting and investment rights. Includes 131,958 shares owned by Mr. Krieg's spouse. Also includes 900 shares of restricted stock subject to forfeiture; Mr. Krieg has voting but no investment rights.

(12) Includes 3,177 shares of restricted stock subject to forfeiture; Mr. Langfitt has voting but no investment rights. Includes stock options to purchase 231 shares granted by the Company.

(13) Includes 30,501 shares owned jointly with his spouse. Also includes 4,587 shares of restricted stock subject to forfeiture; Mr. Murray has voting but no investment rights. Includes stock options to purchase 1,584 shares granted by the Company.

(14) Includes 45,459 shares held in family partnerships. Also includes 225 shares of restricted stock subject to forfeiture; Mr. Shepard has voting but no investment rights.

(15) Includes 288,724 shares held in trust of which Mr. Signorelli has shared voting and investment rights. Includes 225 shares of restricted stock subject to forfeiture; Mr. Signorelli has voting but no investment rights. Includes 25,530 shares pledged as security on an outstanding loan with the Company.

(16) Shares consist of restricted stock subject to forfeiture; Mr. Wicks has voting but no investment rights.

(17) Includes stock options to purchase 16,589 shares granted by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based on a review solely of copies of such forms received and written representation from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to 2006 for executive officers, directors, and greater than 10% beneficial owners were complied with in a timely manner except as follows: Messrs. Collett, Brunngraber, Langfitt and Murray did not file a Form 4 in two business days to report two transactions; and Mr. Kreig did not file a Form 4 in two business days to report one transaction.

                                   PROPOSAL 2
                  APPROVAL OF 2007 OMNIBUS INCENTIVE STOCK PLAN

     On January 16, 2007, the Board approved, and proposed for shareholder approval, the 2007 Omnibus Incentive Stock Plan (the "2007 Plan"). A copy of the 2007 Plan is attached as Appendix A to this Proxy Statement.

     The Board's approval and recommendation of the 2007 Plan follows a review by the Compensation Committee of the Company's existing compensation plans, including the 1995 Performance-Based Stock Option Plan and the 1995 Restricted Stock Bonus Plan and outstanding equity awards granted under these plans, comparable plans at other companies and trends in long-term compensation, particularly in the industries in which the Company competes. The Compensation Committee retained an independent consultant to assist in this review and the development of the 2007 Plan.

     The Board believes the 2007 Plan will serve as an essential element of its compensation program and will be critical to the Company's ability to attract and retain the highly qualified employees essential for the execution of its business strategy. The Board believes the 2007 Plan, as proposed, will (i) help attract, retain and provide incentive opportunities for qualified non-employee directors and key employees, and (ii) align the personal financial interests of such persons' with the Company's shareholders. The 2007 Plan provides for various stock-based incentive awards, including incentive and nonqualified stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock units ("RSUs"), as well as performance related cash awards, subject to certain limits.

     The anticipated use of SARs and restricted stock will assist in maintaining the Company's long-standing practice that equity grants continue at a very conservative rate of average annual dilution, while still serving as an equity-based incentive compensation vehicle that allows the Company to attract, retain and motivate the employee talent considered critical for achieving corporate goals.

     The 2007 Plan Highlights and the summary of the material features of the 2007 Plan appearing below are qualified in their entirety by reference to Appendix A.

2007 Plan Highlights

     Highlights of the 2007 Plan are as follows:

          o The Compensation Committee, which is comprised solely of independent directors, administers the 2007 Plan.

          o The total number of shares of common stock authorized for issuance under the 2007 Plan is 800,000 shares, or approximately 9.56% of the common stock outstanding at March 5, 2007.

          o No individual may be awarded options, SARs, restricted stock and RSUs with respect to more than 80,000 shares of common stock in any one year.

          o The maximum amount of cash that may be paid under performance awards granted in one year to all participants may not exceed $5,000,000 and the maximum amount of cash that may be paid under a performance award granted in one year to an individual may not exceed $2,500,000.

          o The exercise price of options and SARs may not be less than the fair market value of the common stock on the date of grant.

          o Stock appreciation rights may not be granted in tandem with stock options.

          o No more than one-third of any individual grant of options, SARs, RSUs or restricted stock may vest in any one year except that all such awards to a participant become fully vested on his or her disability and awards to all participants which are outstanding on a change of control of the Company become fully vested on the change of control.

          o In addition to other vesting requirements, the Compensation Committee may condition the vesting of awards on the achievement of established performance-based goals.

          o Unless the Company obtains shareholder approval, the 2007 Plan prohibits:

               o    any repricing, replacing or regranting of options or SARs;

               o any changes in the provisions relating to the establishment of the exercise price of options or SARs;

               o an increase in the number of shares of common stock that the Company may issue under the Plan; and

               o certain other changes to Plan provisions, including any changes deemed "material" under governing NASDAQ listing standards.

Material Features of the 2007 Plan

Term

     If approved by the Shareholders, the 2007 Plan will be effective April 16, 2007. The 2007 Plan will terminate on April 16, 2017, unless the Board terminates it earlier.

Purpose

     The purpose of the 2007 Plan is to provide incentive opportunities for key employees and non-employee directors and to align the personal financial interests of such individuals with those of the Company's shareholders.

Administration

     The Compensation Committee, which is comprised entirely of independent directors, will administer the 2007 Plan. The Compensation Committee will have the full power to determine the size and types of grants of options, SARs, restricted stock, RSUs and performance awards, and their terms and conditions of awards in a manner consistent with the 2007 Plan; to construe and interpret the 2007 Plan and any agreement or instrument entered into under the 2007 Plan; to establish, amend or waive rules and regulations for the 2007 Plan's administration; and to amend the terms and conditions of any award to the extent such terms and conditions are within the sole discretion of the Compensation Committee. The Compensation Committee's administrative authority is limited by approvals and authority the Board has reserved for it, and the limitations and restrictions otherwise applicable under the 2007 Plan.

     The Compensation Committee may delegate its authority to administer the 2007 Plan as permitted by law. The Board of Directors will approve grants of awards to members of the Compensation Committee and a member of the Compensation Committee may not participate in any Board determination regarding awards to such member.

     The Compensation Committee will have the discretion to select particular "Indicators of Performance" to be utilized in determining awards, set Indicators of Performance solely by reference to the performance of a subsidiary or based upon comparisons of any of the performance measures relative to other companies and include or exclude the impact of any event or occurrence which the Compensation Committee determines to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principles. Under the 2007 Plan, Indicators of Performance are criteria the Compensation Committee may use to evaluate the Company's performance and include the Company's:

o Pre-tax income                                              o Net income
o Earnings per share                                          o Revenue
o Expenses                                                    o Return on assets
o Return on equity                                            o Return on investment
o Net profit margin                                           o Operating profit margin
o Discretionary cash flow                                     o Total shareholder return
o Share price                                                 o Lease operating expenses
o Earnings before income tax, depreciation and amortization   o Capitalization
o Liquidity                                                   o Reserve adds or replacement
o Funding and development costs                               o Production volumes
o Other measures of customer satisfaction, quality, safety,
 productivity or cost management or process improvement

Eligibility

     Full-time salaried employees who, in the judgment of the Compensation Committee, may make key contributions to the profitability and growth of the Company will be eligible to receive awards under the 2007 Plan. Non-employee directors will be eligible to receive options, SARs, restricted stock and RSUs under the 2007 Plan.

Maximum Shares Available

     The maximum number of shares of common stock that may be granted subject to awards under the 2007 Plan may not exceed 800,000 shares. No individual may be granted awards covering more than 80,000 shares in one year. For purposes of these limitations, each SAR and RSU is deemed to be one share of common stock. Stock subject to an option or SAR that is cancelled or terminated without having been exercised, or stock awarded as restricted stock or subject to an RSU that is forfeited will again be available for grants under the 2007 Plan. However, shares of stock withheld to satisfy tax obligations or as payment upon exercise of an option or SAR will not again become available for grants.

Adjustments

     In the event of a merger, consolidation, reorganization, recapitalization, reorganization, stock split or dividend, or similar event affecting the common stock, the number (including aggregate and annual limits on shares of common stock granted) and kind of shares granted under the 2007 Plan, the number of shares subject to outstanding stock options, SARs, restricted stock and RSUs and the exercise price of outstanding stock options and SARs will be adjusted proportionately.

Stock Options

     The Compensation Committee may grant options to purchase shares of common stock under the 2007 Plan to eligible employees and directors for such numbers of shares and having such terms as the Compensation Committee designates and consistent with the Plan. However, incentive stock options may not be granted to directors. The Compensation Committee will also determine the type of option granted (e.g., incentive stock option) or a combination of various types of options. Each person receiving a stock option award will enter into a stock option agreement evidencing the award.

     The price at which shares may be purchased upon exercise of an option may not be less than 100% of the fair market value of the Company's stock on the date the option is granted. A participant may pay the exercise price of an option to the Company in full at the time of exercise in cash. At the Compensation Committee's discretion, a participant may also pay the exercise price of an option (i) in shares of common stock, (ii) a combination of cash and shares, (iii) through the withholding of shares of common stock with a value equal to the aggregate exercise price of the option, or (iv) through delivery to a broker of instructions to deliver to the Company an amount equal to the aggregate exercise price.

     The Compensation Committee will determine the period during which an option may be exercised, provided that the period will be no more than ten years from the grant date. The Compensation Committee will also determine the dates on which installment portions of an option shall vest, provided that no more than one-third of the shares subject to an option may vest in any one year. The vesting of an option may also be conditioned on the achievement of Indicators of Performance established by the Compensation Committee. Subject to the terms of the 2007 Plan and approval of the Board, the Compensation Committee has the discretion, on an individual basis, to accelerate the time at which installment portion(s) of an outstanding option may be exercised.

     The stock option agreement will set forth the extent to which the participant will have the right to exercise an option following termination of employment or service. The Compensation Committee will determine such provisions in its sole discretion.

Stock Appreciation Rights

     The Compensation Committee may grant SARs to eligible employees and directors for such numbers of shares and having such terms as the Compensation Committee designates and are consistent with the Plan. Each person receiving a SAR award will enter into a stock appreciation right agreement evidencing the award.

     The price at which an SAR may be exercised may not be less than 100% of the fair market value of the Company's stock on the date the SAR is granted. The amount paid on the exercise of a SAR is a percentage specified in the SAR agreement (not to exceed 100%) multiplied by the difference between the fair market value of a share of common stock on the date of exercise and the exercise price. A SAR grant may provide that the amount payable upon exercise of the SAR may be paid in cash, shares of common stock or a combination of both.

     The Compensation Committee will determine the period during which a SAR may be exercised, provided that the period will be no more than ten years from the grant date. The Compensation Committee will also determine the dates on which installment portions of a SAR will vest, provided that no more than one-third of the shares subject to a SAR may vest in any one year. The vesting of a SAR may also be conditioned on the achievement of Indicators of Performance established by the Compensation Committee. Subject to the terms of the 2007 Plan and approval of the Board, the Compensation Committee has the discretion, on an individual basis, to accelerate the vesting of a SAR. SARs may not be granted in tandem with options under the 2007 Plan.

     The stock appreciation right agreement will set forth the extent to which a grantee will have the right to exercise a SAR following termination of employment or service. The Compensation Committee will determine such provisions in its sole discretion.

Restricted Stock

     The Compensation Committee may grant shares of restricted stock to eligible employees and directors with terms that the Compensation Committee designates and are consistent with the Plan. Each person receiving a restricted stock award will enter into a restricted stock agreement evidencing the award.

     The vesting and transferability restrictions applicable to restricted stock granted to a participant may not lapse as to more than one-third of the shares subject to the award in any one-year. During the restriction period, the recipient will be entitled to vote the restricted stock and receive dividends. The Compensation Committee may also condition the vesting of restricted stock on the achievement of Indicators of Performance established by the Compensation Committee. Each person receiving a restricted stock award will enter into a restricted stock agreement evidencing the award.

     Subject to the terms of the Plan and approval of the Board, the Compensation Committee has the authority to accelerate the vesting of restricted stock.

Restricted Stock Units

     Under the 2007 Plan, a RSU is the right to receive payment for each RSU on the exercise date in an amount equal to the fair market value of a share of common stock on the vesting date. A RSU grant will specify that the amount payable by the Company on exercise of the RSU may be paid in cash, shares of common stock or a combination of both. The Compensation Committee may grant RSUs to eligible employees and directors for such numbers of shares and having such terms as the Compensation Committee designates and are consistent with the Plan. Each person receiving a RSU award will enter into a restricted stock unit agreement evidencing the award.

     The Compensation Committee will determine the period during which a RSU will vest, provided that the period will be no more than ten years from the grant date and that no more than one-third of the shares subject to a RSU may vest in any one year. The vesting of a RSU may also be conditioned on the achievement of Indicators of Performance established by the Compensation Committee. Subject to the terms of the 2007 Plan and approval of the Board, the Compensation Committee has the discretion, on an individual basis, to accelerate the vesting of a RSU.

     The RSU agreement will set forth the extent to which a grantee will have the right to exercise a RSU following termination of employment or service. The Compensation Committee will determine such provisions in its sole discretion.

Performance Awards

     The 2007 Plan permits the Compensation Committee to grant performance awards to eligible employees from time to time. Performance awards may not be awarded to directors. Performance awards are only made in cash and are based upon achieving established Indicators of Performance over an established period of time, but not less than one year. Performance awards under the 2007 Plan are not in lieu of any annual bonus plan established by the Board. The Compensation Committee will establish the terms and conditions of performance awards and, subject to such terms, may make downward adjustments in awards. Each person receiving a performance award will enter into a performance award agreement.

Dividends and Voting Rights

     Participants awarded stock options, SARs and RSUs will not receive dividends or dividend equivalents or have any voting rights with respect to shares of common stock underlying these awards prior to the issuance of any such shares. Participants receiving restricted stock will have dividend and voting rights with respect to such shares.

Transferability

     Stock options, SARs, restricted stock and RSUs granted under the 2007 Plan generally will be transferable only by will or the applicable laws of descent and distribution. In certain limited circumstances, the Compensation Committee may authorize stock options, other than incentive stock options, to be transferred to family members or trusts controlled by family members of the participant. Restricted stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse.

Valuation

     The fair market value per share of common stock on any relevant date under the 2007 Plan will be deemed to be the closing selling price per share on that date, or the immediately preceding trading day if such date is not a trading day, on the NASDAQ Stock Market. On March 5, 2007, the fair market value determined on such basis was $35.13.

Change in Control, Disability, Death and Termination for Cause.

     The 2007 Plan provides that in the event of a "change of control" of the Company, as defined in the 2007 Plan, all outstanding options, SARs and RSUs will vest and become exercisable and any restrictions on restricted stock will lapse effective as of the date of the change in control. In the event of a participant's death or disability, all outstanding options, SARs and RSUs granted to such participant will vest and become exercisable, and any restrictions on restricted stock granted to such participant will lapse as of the date of death or disability. If a participant's employment is terminated within two years after a change in control for a reason other than for cause, the participant may exercise any then exercisable option, other than an incentive stock option, within the lesser of (i) 12 months following the date of termination of employment or (b) the term of the option.

     No award under the Plan may be exercised or paid if the participant is terminated for cause prior to the vesting of or lapse of restrictions attributable to the award.

Amendment and Termination

     The Board may at any time terminate or amend the 2007 Plan. However, the Board may not, without further approval of the Shareholders of the Company, amend the 2007 Plan to:

      o  increase the number of shares of stock subject to the 2007 Plan;

      o change the 2007 Plan provisions relating to establishment of the exercise prices under options or SARs granted;

      o  extend the duration of the 2007 Plan;

      o reprice, replace or regrant options or SARs through cancellation or by lowering the exercise price of a previously granted option or SAR;

      o make any change to the 2007 Plan considered material under the listing requirements of the NASDAQ Stock Market or any other exchange on which the Company's stock is listed; or

      o increase the maximum dollar amount of incentive stock options that an individual optionee may exercise during any calendar year beyond that permitted in the Internal Revenue Code.

Federal Income Tax Effects of the 2007 Plan

   The federal income tax consequences applicable to the Company in connection with incentive stock options, non-qualified stock options, SARs, restricted stock, RSUs and performance awards are complex and depend, in large part, on the surrounding facts and circumstances. A participant should consult with his or her tax advisor regarding the taxation of awards under the Plan.

   Under current federal income tax laws, a participant will generally recognize income with respect to grants of stock options, SARs, restricted stock, RSUs and performance awards as follows.

Stock Options and Stock Appreciation Rights

   Stock options may be granted in the form of incentive stock options, also known as "ISOs," or non-qualified stock options, also known as "NQSOs". ISOs are eligible for favorable tax treatment under the Internal Revenue Code of 1986 (the "Code"). To meet the Code requirements, the maximum value of ISOs that first become exercisable in any one year (determined as of the dates of grants of the ISOs) is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of an ISO or NQSO. At the time of exercise of a NQSO, the holder realizes compensation income in the amount of the difference between the grant price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised. At the time of exercise of an ISO, no compensation income, however, is recognized but the difference between the grant price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised is an item of tax preference which may require the payment of alternative minimum tax. The tax basis for determining capital gain or loss from the sale of stock acquired pursuant to a NQSO is the fair market value of the stock or the date of exercise. If the shares acquired on exercise of an ISO are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price is taxed as capital gains. If the shares acquired on exercise of an ISO are disposed of, including disposition by gift, within two years after grant or one year of exercise, the holder realizes compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized are taxed as capital gains. The Company generally is entitled to a deduction under the Code at the time and equal to the amount of compensation income realized by the holder of an option under the 2007 Plan.

   Compensation income recognized by the exercise of NQSOs is subject to Federal Insurance Contributions Act ("FICA") and Medicare taxes when the optionee is an employer and self-employment tax when the optionee is a director. Compensation income realized upon the premature disposition of stock acquired pursuant to an ISO is not subject to FICA and Medicare taxes.

Stock Appreciation Rights and Restricted Stock Units

   SARs are taxed on the date of exercise and RSUs are taxed on the date of vesting. A participant is taxed on the amount he or she is paid upon exercise of an SAR or vesting of an RSU. The Company accrues a corresponding deduction. The amount taxed is also subject to FICA and Medicare taxes in the case of an employee and self-employment tax in the case of a director.

Restricted Stock

   Participants recognize as taxable income the fair market value of restricted stock on the date the restriction period ends. The amount taxed is subject to FICA and Medicare taxes in the case of an employee and self-employment tax in the case of a director. The Company is entitled to a corresponding tax deduction at the same time. Dividends paid during the restricted period are taxable compensation/income to the participant and are deductible by the Company. The value of the stock on the date the restriction period ends becomes the participant's tax basis for determining subsequent capital gain or loss on the sale of the stock. A participant may elect to have the fair market value of restricted stock taxed to him or her at the time of grant. In this event, the participant recognizes no income when the restrictions lapse. The participant's tax basis in the stock, for determining capital gain or loss upon the subsequent sale of the stock, is the fair market value of the stock on the date of grant. In this event, the Company accrues a tax deduction equal to the amount of income recognized by the participant on the grant date, and the participant does not accrue a tax deduction or benefit in the event the stock is subsequently forfeited.

Performance Awards

   Cash payments pursuant to performance awards are taxable as compensatory income to a participant when it is paid and the Company accrues a corresponding income tax deduction in this amount. The amount taxed is subject to FICA and Medicare taxes.

Code Section 162(m)

   Section 162(m) of the Code limits the deductibility by the Company of compensation paid to the CEO and the other four most highly compensated executives. Section 162(m) of the Code provides an exception to this deduction limitation for certain "qualified performance-based compensation". Payments or grants under the 2007 Plan are intended to qualify as "qualified performance-based compensation" under the Code and applicable regulations.

Code Section 280G and 4999

   A twenty percent excise tax is imposed under Code Section 4999 on participants who receive certain payments in connection with a change of control of the Company and the Company cannot deduct such payments. It is possible that the value of accelerated vesting and lapse of restrictions on Plan awards could constitute change of control payments and that (i) the value of the acceleration could be subject to the excise tax, (ii) this could cause other Company change of control payments to be subject to the tax, and (iii), in this event the Company would not be able to deduct these items for income tax purposes.

New Plan Benefits

   As of the date of this Proxy Statement, approximately 20 employees and non-employee directors are eligible to participate in the 2007 Plan. The benefits or amounts that the CEO, the other named executive officers, other key employees or non-employee directors may receive under the 2007 Plan are not determinable because all benefits or amounts are at the discretion of the Compensation Committee.

   The Grants of Plan Based Awards Table sets forth the number of stock options granted to the named executive officers and all other employees in 2006. The stock options granted in 2006 are not necessarily representative of benefits or amounts that may be received or allocated under the 2007 Plan to the CEO, other named executive officers, other key employees or non-employee directors.

Securities Authorized for Issuance under Equity Compensation Plans

                                                                                              Number of securities
                                                                                             remaining available for
                                                                        Weighted-average      future issuance under
                                           Number of securities to     exercise price of       equity compensation
                                           be issued upon exercise        outstanding           plans (excluding
                                           of outstanding options,     options, warrants      securities reflected
                                             warrants and rights           and rights            in column (a))
Plan Category                                        (a)                      (b)                      (c)
-------------                             -------------------------   -------------------   ------------------------
Equity compensation plans
 approved by shareholders (1) .........            110,286                  $ 16.92                  503,492 (2)
Equity compensation plans
 not approved by shareholders .........                 --                       --                       --
Total .................................            110,286                  $ 16.92                  503,492 (2)

Note: All share information has been restated to reflect the 50% stock dividend paid by the Company in September 2006.

------------

(1) These plans are the Company's 1995 Performance-Based Stock Option Plan and 1995 Restricted Stock Bonus Plan.

(2) Includes 403,767 shares available for issuance under the 1995 Performance-Based Stock Option Plan and 99,725 shares available for issuance under the 1995 Restricted Stock Bonus Plan. The Company intends to terminate both of these plans as to future grants if the 2007 Plan is approved by shareholders at the Annual Meeting.

Vote Required for Approval

     The affirmative vote of a majority of the shares entitled to vote on this proposal and represented in person or by proxy at the Annual Meeting is required to approve the 2007 Plan.

The Company's Board recommends a vote FOR the approval of the 2007 Omnibus
                             Incentive Stock Plan.

                                   PROPOSAL 3
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

     KPMG LLP served as the Company's independent registered public accounting firm during the year ended December 31, 2006 and has been selected by the Audit Committee of the Board to serve as such firm for the present year, 2007. KPMG LLP has served as the Company's independent registered public accounting firm since 1983. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and is expected to be available to respond to appropriate questions of shareholders.

     Fees Incurred For Services Performed by the Independent Registered Public Accountants

     For the years ended December 31, 2006 and 2005, the Company incurred the following fees for services performed by KPMG LLP:

                                          2006          2005
                                      -----------   -----------
      Audit Fees (1) ..............    $255,000      $243,000
      Audit-related Fees ..........          --            --
      Tax Fees (2) ................      86,136        64,768
      All Other Fees ..............          --            --
                                       --------      --------
       Total ......................    $341,136      $307,768
                                       --------      --------

------------

(1) Represents fees for services related to the audit of the annual consolidated financial statement and the Company's internal controls over financial reporting, and review of the quarterly financial statements and assessment of the Company's internal controls over financial reporting. All such fees were pre-approved by Audit Committee.

(2) Represents tax compliance and preparation services, all of which were pre-approved by the Audit Committee.

 The Company's Board recommends a vote FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2007.

Report of the Audit Committee

     The Audit Committee, composed entirely of independent directors, as defined by the Nasdaq listing standards, assists the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the independent registered public accountants' qualifications and independence (iii) the performance of the independent registered public accountants and the Company's internal audit function, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee operates pursuant to a written charter that is reviewed and approved annually.

     In the performance of its oversight function for the year ended December 31, 2006 the Audit Committee reviewed and discussed the audited consolidated financial statements and the Company's internal controls over financial reporting with management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm its independence.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

                                        Wayne J. Grace, Chairman
                                        Robert A. Ebel
                                        Harry J. Krieg

                              SHAREHOLDER PROPOSALS

     In order for a shareholder to bring any business before a meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Company's Secretary and comply with the other notice requirements set forth in the Company's bylaws. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting. For the 2008 Annual Meeting, shareholders must submit proposals no earlier than January 17, 2008 and no later than February 16, 2008.

     If, however, the date of the meeting is changed by more than 30 days before or after such anniversary date, the notice must be received not later than the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting:

          o a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting the business at the Annual Meeting,

          o the name and address, as they appear on the Company's books, of the proposing shareholder,

          o the class and number of shares which are beneficially owned by the shareholder, and

          o    any material interest of the shareholder in such business.

     The requirements contained in the Company's bylaws and summarized above are separate from and in addition to the SEC requirements that a shareholder must meet to have a proposal included in the Company's Proxy Statement. Any shareholder proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy for its next Annual Meeting, which is expected to be held on April 21, 2008, must be received by the Company no later than November 17, 2007 at the following address: Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044.

                         OTHER MATTERS AND HOUSEHOLDING

     Management does not intend to present to the Annual Meeting any business other than the items stated in the Notice of Annual Meeting of shareholders and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

     The Company may and some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household unless you provide us with contrary instructions. A separate copy of this proxy statement or the annual report will be delivered to you if you write to: Cass Information Systems, Inc.,
Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044, or call (314) 506-5500.

                                        By Order of the Board of Directors
                                        P. Stephen Appelbaum, Secretary

                                                                      Appendix A

                         CASS INFORMATION SYSTEMS, INC.
                        2007 OMNIBUS INCENTIVE STOCK PLAN

                                    ARTICLE I
                                     PURPOSE

     The purpose of the Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan (the "Plan") is to provide incentive opportunities for Non-Employee Directors and key Employees, and to align their personal financial interest with the Company's stockholders. The Plan includes provisions for stock options, stock appreciation rights, restricted stock, restricted stock units and performance related awards.

                                   ARTICLE II
                                   DEFINITIONS

     2.1 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.2 "CHANGE OF CONTROL" means one or more of the following occurrences:

          (a) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert, becomes a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-third (1/3) of the voting power for the election of the Board of Directors;

          (b) The consummation of any consolidation, merger, or other business combination involving the Company in which holders of voting securities of the Company, immediately prior to such consummation, own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than two-thirds (2/3) of the total voting power in an election of the directors of the Company or such other surviving entity;

          (c) During any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company is approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office who are directors of the Company at the beginning of any such period; or

          (d) The consummation of any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

     In the event that any provision of this definition of Change in Control provides for a smaller degree of change of ownership than that required in the corresponding meaning of change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company under Proposed Treasury Regulation 1.409A-3(g)(5) or any successor regulation and the benefit which becomes vested or payable on account of a Change in Control is subject to Code Section 409A, the determination as to whether there has been a Change in Control shall be determined by the provisions of such Proposed Treasury Regulation 1.409A-3(g)(5) or any successor regulation.

     2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.4 "COMPANY" means Cass Information Systems, Inc., a Missouri corporation, and any successor corporation by merger or otherwise. When the context so admits or requires, "Company" includes Subsidiaries.

     2.5 "COMMITTEE" means a committee of two (2) or more members of the Board appointed by the Board of Directors to administer the Plan pursuant to Article III herein. A person may serve on the Committee only if he or she is a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and satisfies the requirements of an "outside director" for purposes of Code Section 162(m).

     2.6 "EMPLOYEE" means any person employed by the Company or a Subsidiary on a full-time salaried basis. The term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee at the time of hire as not eligible to participate in the Plan.

                                                                      Appendix A

     2.7 "FAIR MARKET VALUE" means, as of any given date, the value of Stock determined as follows:

          (i) the last reported sale price of the Stock as quoted on The NASDAQ Stock Market on such date (or, if such date is not a trading day, the immediately preceding trading day) or, if no such reported sale takes place on any such date, the average of the closing bid and asked prices on such date (or, if such date is not a trading day, the immediately preceding trading day);

          (ii) if the Stock is then listed on another national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Stock is listed or admitted to trading; or

          (iii) if none of the foregoing is applicable, then the Fair Market Value of a share of Stock shall be determined in good faith by the Committee in its discretion.

     2.8 "INCENTIVE STOCK OPTION" or "ISO" means an Option grant which meets or complies with the terms and conditions set forth in the Code Section 422 and applicable regulations.

     2.9 "INDICATORS OF PERFORMANCE" means the criteria used by the Committee to evaluate the Company's performance with respect to awards under the Plan including: the Company's Pretax Income; Net Income; Earnings Per Share; Revenue; Fee Revenue; Expenses; Return on Assets; Return on Equity; Return on Investment; Net Profit Margin; Operating Profit Margin; Discretionary Cash Flow (net cash provided by operating activities, less estimated total changes in operating assets and liabilities); Total Stockholder Return; Share Price; Lease Operating Expenses; Earnings before Income Tax, Depreciation and Amortization (EBITDA); Capitalization; Liquidity; Reserve Adds or Replacement; Funding and Development Costs; Production Volumes; Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. The Committee has the discretion to select the particular Indicators of Performance to be utilized in determining awards, and such Indicators of Performance may vary between Performance Periods and different awards. In addition, such Indicators of Performance may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. In establishing an Indicator of Performance, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U.S. generally accepted accounting principles.

     2.10 "NON-EMPLOYEE DIRECTOR" means any person duly elected a director of the Company who is not an Employee of the Company.

     2.11 "OPTION" or "STOCK OPTION" means a right granted under the Plan to an Participant to purchase a stated number of shares of Stock at a stated exercise price.

     2.12 "PARTICIPANT" means an Employee or Non-Employee Director who has received or been granted a benefit under the Plan.

     2.13 "PERFORMANCE AWARD" means an award established by the Committee pursuant to Article X.

     2.14 "PERFORMANCE AWARD PARTICIPANT" means any eligible Employee so designated by the Committee.

     2.15 "PERFORMANCE PERIOD" means a period established by the Committee of not less than one year, at the conclusion of which performance-based compensation, subject to the terms of the Performance Award, becomes vested and non-forfeitable or settlement is made with a Performance Award Participant with respect to the Performance Award.

     2.16 "RESTRICTED STOCK" means Stock granted pursuant to Article VIII of the Plan.

                                                                      Appendix A

     2.17 "RESTRICTED STOCK UNIT" or "RSU" means Restricted Stock Unit granted pursuant to Article IX of the Plan. RSU's are similar to Restricted Stock except that no shares of stock are actually issued to a Participant. Instead, a Participant is granted units and each unit has a Fair Market Value equal to the Fair Market Value of a share of Stock as of any given date.

     2.18 "RESTRICTION PERIOD" is the period of time during which shares of Restricted Stock or RSUs are subject to forfeiture if the restrictions applicable to such shares or RSUs are violated, as determined by the Committee.

     2.19 "SPREAD" means, with respect to a SAR, the difference of the Fair Market Value of a share of Stock on the exercise date and the Fair Market Value of a share of Stock on the grant date.

     2.20 "STOCK" means the common stock of the Company.

     2.21 "STOCK APPRECIATION RIGHT" or "SAR" means a right to receive a payment equal to the excess of the Fair Market Value of Stock as of the exercise date over the exercise price specified in the SAR.

     2.22 "SUBSIDIARY" means any corporation or similar legal entity (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, provided that, with regard to Incentive Stock Options, "Subsidiary" shall have the meaning provided under Section 424(f) of the Code.

     2.23 "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or any of its affiliates.

     2.24 "TERMINATED FOR CAUSE" and "TERMINATION FOR CAUSE" means termination by the Company of the Participant's employment or service by reason of: (a) an order of any federal or state regulatory authority having jurisdiction over the Company or any Subsidiary; (b) the willful failure of the Participant substantially to perform his or her duties set forth by his or her employment agreement (other than any such failure due to the Participant's physical or mental illness); (c) a willful breach by the Participant of any material provision of any written agreement with the Company or any Subsidiary; (d) the Participant's commission of a crime that constitutes a felony or other crime of moral turpitude or criminal fraud; (e) chemical or alcohol dependency which materially and adversely affects the Participant's performance of his or her duties to the Company or any Subsidiary; (f) any act of disloyalty or breach of responsibilities to the Company or any Subsidiary, which is intended by the Participant to cause material harm to the Company; (g) misappropriation (or attempted misappropriation) of any of the Company's or any Subsidiary's funds or property by the Participant; or (h) the Participant's material and intentional violation of any Company or Subsidiary policy applicable to the Participant.

     2.25 "TOTAL DISABILITY" and "TOTALLY DISABLED" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and reliance on sufficient competent medical advice.

                                   ARTICLE III
                                 ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Committee. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan, Options, SARs, Restricted Stock, RSUs or Performance Awards as it deems necessary or advisable.

     3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of grants of Options, SARs, Restricted Stock, RSUs and Performance Awards; to determine the terms and conditions of such grants and Performance Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and to amend the terms and conditions of any outstanding Options, SARs, Restricted Stock, RSUs or Performance Awards to the extent

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                                                                      Appendix A

such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to the limitations and restrictions otherwise applicable under the Plan including those contained in Article XIII. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder. The Committee may take any action consistent with the terms of the Plan which the Committee deems necessary to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying the terms and conditions governing any Options, SARs, Restricted Stock, RSUs or Performance Awards, or establishing any local country plans as sub-plans to this Plan.

     3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

     3.4 COMMITTEE AWARDS. Award to non-employee directors of the Company who are Committee members shall be made by the Board of Directors except that a Committee member shall not participate in any Board determinations relating to grants of awards to such Committee member.

                                   ARTICLE IV
                                   ELIGIBILITY

     Those Employees who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall be eligible to receive Options, SARs, Restricted Stock, RSUs and Performance Awards under the Plan. All Non-Employee Directors shall be eligible to receive Options (other than ISOs), SARs, Restricted Stock and RSUs under the Plan.

                                    ARTICLE V
                            MAXIMUM SHARES AVAILABLE

     5.1 AUTHORIZED SHARES OF STOCK. The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares of the Stock, including but not limited to such shares held as treasury shares. Subject to
Article XI, the maximum amount of Stock which may be issued under the Plan in satisfaction of exercised award or issued as Restricted Stock shall not exceed, in the aggregate, eight hundred thousand (800,000) shares.

     5.2 INDIVIDUAL LIMITS ON GRANTS. Under the Plan, no Employee or Non-Employee Director shall be awarded, during the term of the Plan, Options, SARs, RSUs and Restricted Stock covering more than eighty thousand (80,000) shares of Stock on an annual basis. For purposes of this Section 5.2, a grant of one SAR or RSU shall be treated as a grant of one share of Stock.

     5.3 LAPSED AWARDS. Stock subject to an Option which for any reason is cancelled or terminated without having been exercised or Stock awarded as Restricted Stock which is forfeited, shall again be available for grants under the Plan.

                                   ARTICLE VI
                                  STOCK OPTIONS

     6.1 GRANT OF OPTIONS.

          (a) The Committee may, at any time and from time to time on or after the effective date of the Plan, grant Options under the Plan to eligible Participants, for such numbers of shares of Stock and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee may also determine the type of Option granted (e.g., ISO, nonstatutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of Section 422 of the Code and applicable regulations and shall not be granted to Non-Employee Directors (for this purpose only, a Non-Employee Director shall not be considered a Participant). The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company, any Subsidiary shall not exceed one hundred thousand dollars ($100,000). Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person as soon as practicable,

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                                                                      Appendix A

specifying the terms, conditions, rights and duties related thereto. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

          (b) Each Option shall be evidenced by a "Stock Option Agreement" in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

          (c) In the event that an ISO does not comply with all the provisions of Section 422 of the Code and applicable regulations, such Option shall become a nonqualified stock Option on the date of said noncompliance.

     6.2 EXERCISE PRICE. The price at which shares of Stock may be purchased under an Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted. Notwithstanding the foregoing, a Ten Percent Stockholder shall not be granted an ISO unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the date such Option is granted.

     6.3 OPTION PERIOD. The period during which an Option may be exercised shall be determined by the Committee, provided that such period shall not be less than one (1) year from the date on which the Option is granted or longer than: (a) ten (10) years from the date on which the Option is granted in the case an ISO;
(b) five (5) years from the date on which the Option is granted with respect to a grant of an ISO to a Ten Percent Stockholder; and (c) ten (10) years and one
(1) day from the date on which the Option is granted in the case of other
Options.

     6.4 VESTING OF OPTIONS. Except as provided in Section 6.5, the date or dates on which installment portions of an Option shall vest and may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option, provided that no more than one-third (1/3) of the shares of Stock subject to an Option may vest in any one (1) year. The vesting of any Option may also be conditioned on the achievement of Indicators of Performance established by the Committee. Notwithstanding anything in this Section 6.4 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which installment portion(s) of an outstanding Option may be exercised.

     6.5 TERMINATION OF SERVICE. Subject to the provisions of this Section 6.5, an Option shall terminate at the end of and may be exercised, to the extent the Option is exercisable under the Option Agreement, within the period not to exceed the lesser of (a) ninety (90) days after the Participant ceases to be an Employee or Non-Employee Director for any reason other than Total Disability or death or (b) the remaining term of the Option award. If an Employee's or Non-Employee Director's employment or service is terminated by reason of Total Disability, all Options granted to such Participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (a) one (1) year following such termination; or (b) the remaining term of the Option award. If an Employee or Non-Employee Director of the Company dies while in the employ or service of the Company or a Subsidiary or within ninety days after the termination of such employment or service, Options granted to such Participant shall become fully exercisable on the Participant's death and may, within the lesser of (a) twelve (12) months after the Participant's death or (b) the remaining term of the Option award, be exercised by the person or persons to whom the Participant's rights under the Option shall pass by will or by the applicable laws of descent and distribution. Unless otherwise specifically provided in the Option agreement, no Option may be exercised after a Participant's service with the Company or a Subdivision is Terminated for Cause. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option as provided in this
Section 6.5 except that the Committee may elect to extend the period of Option exercise and vesting provisions for an Employee or Non-Employee Director whose employment or service with the Company terminates for any reason.

     6.6 PAYMENT FOR SHARES. The exercise price of an Option shall be paid to the Company in full at the time of exercise at the election of the Participant:
(a) in cash; (b) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and partly in such shares of Stock; (d) through the withholding of shares of Stock (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date

                                                                      Appendix A

equal to the aggregate exercise price of the Option; or (e) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock may be used in exercising Options. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

                                   ARTICLE VII
                            STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARs.

          (a) The Committee may authorize grants to any Participant of Stock Appreciation Rights upon such terms and conditions as it may determine in accordance with this Article VII. A Stock Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount determined by the Committee at the date of grant and expressed as a percentage of the Spread (not to exceed 100 percent) at the time of exercise.

          (b) Each grant will specify the number of shares of Stock in respect of which it is made and the term during which it may be exercised.

          (c) Each SAR shall be evidenced by a "Stock Appreciation Right Agreement" in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

     7.2 EXERCISE PRICE; PAYMENT ON EXERCISE. Each grant made will specify the exercise price, which will not be less than 100% of the Fair Market Value per share of Stock on the date of grant for each SAR subject to the grant. A grant may provide that the amount payable on exercise of a Stock Appreciation Right may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value per Share equal to the Spread (or the designated percentage of the Spread); or (c) in a combination thereof, as determined by the Committee in its discretion. Such payment shall be made no later than March 15 of the year immediately following the last day of the year in which the exercise occurs or by a later date by which such payment may be made so that the payment falls under the short term deferred exception of Code Section 409A. A grant may specify that the amount payable to the Participant on exercise of a SAR may not exceed a maximum amount specified by the Committee at the date of grant.

     7.3 SUCCESSIVE GRANTS. Successive grants of SARs may be made to the same Participant whether or not any Stock Appreciation Rights or other award previously granted to such Participant remain unexercised or outstanding.

     7.4 EXERCISABILITY OF SARs.

          (a) Each SAR grant shall specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof become exercisable, and provide that (i) no more than one third of the SARs under a specific grant sale becomes exercisable in one year and (ii) no SAR may be exercised except at a time when the Spread is positive. Notwithstanding anything in this Section 7.4 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which installment portions of outstanding SARs may be exercised.

          (b) A grant may specify Indicators of Performance that must be achieved as a condition to the exercise of the Stock Appreciation Rights.

          (c) No Stock Appreciation Right shall be exercisable prior to one (1) year from the date of grant and more than ten (10) years from the date of grant.

          (d) An SAR shall terminate at the end of, and may be exercised to the extent the SAR is exercisable under the SAR agreement, within the period not to exceed the lesser of (a) ninety (90) days after the Participant ceases to be an Employee or Non-Employee Director for any reason other than Total Disability or death or (b) the remaining term of the SAR award. If an Employee's or Non-Employee Director's employment or service with the Company or a Subsidiary is terminated by reason of Total Disability, all SARs granted to such Participant will

                                                                      Appendix A

become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (a) one (1) year following such termination; or (b) the remaining term of the SAR award. If an Employee or Non-Employee Director of the Company dies while in the employ or service of the Company or a Subsidiary or within ninety days after the termination of such employment or service, SARs granted to such Participant shall become fully exercisable on the Participant's death and may, within the lesser of (a) twelve (12) months after the Participant's death or (b) the remaining term of the SAR award, be exercised by the person or persons to whom the Participant's rights under the SAR shall pass by will or by the applicable laws of descent and distribution. In no event may an SAR be exercised to any extent by anyone after the expiration or termination of the SAR as provided in this Section 6.5 except that the Committee may elect to extend the period of SAR exercise and vesting provisions for an Employee or Non-Employee Director whose employment or service with the Company terminates for any reason.

          (e) Unless otherwise specifically provided in the SAR agreement , no Stock Appreciation Right may be exercised after a Participant's service with the Company or a Subsidiary has been Terminated for Cause.

     7.5 NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights to dividends or other rights of a stockholder of Stock with respect to an SAR.

                                  ARTICLE VIII
                                RESTRICTED STOCK

     8.1 TERMS OF GRANT. At the time of making a grant of Restricted Stock to a Participant, the Committee shall establish a Restriction Period during which shares of Restricted Stock are subject to forfeiture if the restrictions applicable to such shares are violated. Except as provided in Section 8.3, forfeiture restrictions on a grant of Restricted Stock shall lapse in a calendar year with respect to no more than one third of the shares subject to such grant except that the Committee may, subject to the provisions of this Plan and Board approval, on an individual basis, accelerate the time at which restrictions on Restricted stock lapse. The Committee shall and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine. The vesting of any such Restricted Stock may be conditioned on the achievement of Indicators of Performance during a Performance Period established by the Committee. All restrictions imposed with respect to a grant of Restricted Stock must lapse within ten years of such grant.

     8.2 RESTRICTED STOCK -- RIGHTS. Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate, duly-endorsed stock power, shall be deposited with the Company. Instead of issuing certificates, the Company may elect to have unvested shares of Restricted Stock held in book entry form on the books of the Company depository or another institution designated by the Company if and only to the extent permitted by applicable laws and the Company's Articles of Incorporation and Bylaws. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder's rights, with the exception that:
(a) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period; (b) the Company will retain custody of the Restricted Stock during the Restriction Period; and (c) the non-fulfillment of the terms and conditions established by the Committee pursuant to the grant shall cause a forfeiture of the Restricted Stock. The Committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.

     8.3 TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Restricted Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate; provided, however, that if an Employee or Non-Employee Director terminates service by reason of death or Total Disability, the applicable forfeitable restrictions will lapse upon such death or occurrence of Total Disability. Unless otherwise specifically provided in the Restricted Stock Agreement, Restricted Stock will be forfeited immediately upon termination of a Participant's service with the Company or a Subsidiary if the Participant's employment is Terminated for Cause.

     8.4 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock shall be evidenced by a "Restricted Stock Agreement" in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

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                                                                      Appendix A

     8.5 LEGEND ON CERTIFICATES. The Committee may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing shares of Restricted Stock shall bear the following legend:

     "THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CASS INFORMATION SYSTEMS, INC. OMNIBUS 2007 INCENTIVE STOCK PLAN, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

     8.6 RETURN OF RESTRICTED STOCK TO COMPANY. On the date set forth in the applicable Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under the Plan.

     8.7 SECTION 83(b) ELECTION. The Committee may provide in a Restricted Stock Agreement that the award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock award, the Participant shall be required to promptly file a copy of such election with the Company.

                                   ARTICLE IX
                             RESTRICTED STOCK UNITS

     9.1 GRANT OF RSUs. The Committee may authorize grants to any Participant of RSUs upon such terms and conditions as it may determine in accordance with this
Article IX. A RSU is the right of the Participant to receive from the Company, upon vesting of the RSU, an amount or a percentage of the amount not to exceed 100 percent, equal to the number of RSUs becoming vested multiplied by the Fair Market Value of a share of Stock on the vesting date.

          (a) Each grant will specify the number of RSUs being granted.

          (b) Each RSU shall be evidenced by a "Restricted Stock Unit Agreement" in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

          (c) Each grant shall be evidenced by a "Restricted Stock Unit Agreement," in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

     9.2 PAYMENT ON VESTING. A grant may provide that the amount payable on vesting of a RSU may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value equal to the amount payable (or the designated percentage of the amount payable); or (c) in a combination thereof, as determined by the Committee in its discretion. Such payment shall be made no later than March 15 of the year immediately following the calendar year in which the vesting occurs or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Code Section 409A. A grant may specify that the amount payable to the Participant on vesting of an RSU may not exceed a maximum amount specified by the Committee at the date of grant.

     9.3 SUCCESSIVE GRANTS. Successive grants of RSUs may be made to the same Participant whether or not any RSUs or other award previously granted to such Participant remain unexercised or outstanding.

     9.4 VESTING OF RSUs. At the time of making a grant of RSUs to a Participant, the Committee shall established a Restriction Period during which RSUs are subject to forfeiture if restrictions applicable to such RSUs are violated.

          (a) The Committee may assign such terms, conditions and other restrictions to the RSUs as it will determine.

          (b) A grant may specify the Indicators of Performance that must be achieved as a condition to the vesting of an RSU grant.

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                                                                      Appendix A

          (c) No more than one third of the RSUs in a grant shall become vested in a calendar year except that RSUs shall be fully vested on a Participant's death or Total Disability and the Committee, subject to the provisions of this Plan and Board approval, may accelerate the time, on an individual basis, at which RSUs vest.

          (d) RSUs subject to a grant must be fully vested within ten (10) years from the date of grant.

          (e) Unless otherwise specifically provided in the Restricted Stock Unit Agreement, no RSU may vest after a Participant's service with the Company or a Subsidiary has been Terminated for Cause.

     9.5 NO RIGHTS AS A STOCKHOLDER. No Participant shall have rights to dividends, vesting, voting or other rights as a shareholder of Stock with respect to RSUs.

                                    ARTICLE X
                               PERFORMANCE AWARDS

     10.1 PERFORMANCE AWARDS. Performance Awards pursuant to this Article X are based upon achieving established Indicators of Performance over a Performance Period. At the time of making a Performance Award, the Committee shall establish such terms and conditions as it shall determine applicable to such Performance Award. Performance Awards shall be paid not later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Code Section 409A. Recipients of Performance Awards are not required to provide consideration for such Awards other than the rendering of service. A Performance Award shall be paid in cash. For avoidance of doubt, a Performance Award under this Article X is not in lieu of any annual bonus plan or other bonus program established and approved by the Board of Directors from time to time.

     10.2 ADMINISTRATIVE PROCEDURE. The Committee shall designate Employees as Performance Award Participants to become eligible to receive Performance Awards and shall establish Performance Periods, provided that, as calculated by the
Committee: (a) the cash covered by all Awards granted under the Plan during a calendar year shall not exceed five million dollars ($5,000,000); and (b) the cash covered by all awards granted to an individual under the Plan during a calendar year shall not exceed two million five hundred thousand dollars ($2,500,000).

     10.3 INDICATORS OF PERFORMANCE. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Performance Awards, and may vary between Performance Periods and different Performance Awards.

     10.4 AWARD ADJUSTMENT. Subject to the terms of the Performance Award, the Committee may make downward adjustments in Awards to Performance Award Participants.

     10.5 PARTIAL PERFORMANCE PERIOD PARTICIPATION. Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a Performance Award Participant after the beginning of such Performance Period. In the event a Performance Award Participant's employment with the Company is terminated for any reason, other than after a Change of Control, prior to completing at least fifty (50) percent of the Performance Period for a Performance Award, no payment shall be made pursuant to the Performance Award. In the event a Performance Award Participant's employment with the Company is terminated (i) on account of termination by the Company for other than Termination for Cause, (ii) death or
(iii) Total Disability after completing at least fifty (50) percent of the Performance Period for a Performance Award, such Performance Award Participant shall be paid a pro rata portion of the Performance Award, if the Indicators of Performance are met, no later than March 15 of the year immediately following the calendar year in which his or her employment is terminated or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Code Section 409A. No payment shall be made pursuant to a Performance Award if the Performance Award Participant's employment with the Company is voluntarily terminated by him or her for any reason or is Terminated for Cause prior to the end of the Performance Period.

                                                                      Appendix A

                                   ARTICLE XI
                        ADJUSTMENT UPON CHANGES IN STOCK

     The number of shares of Stock, including limits under Sections 5.1 and 5.2, which may be issued pursuant to this Plan, the number of shares covered by, and the exercise price per share of, each outstanding Option and SAR, the number of shares granted as Restricted Stock and the number of RSUs, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding shares of Stock (or change in kind) resulting from any change in the Stock through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a Stock dividend, split or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Except as otherwise determined by the Committee, no change shall be made to an Incentive Stock Option under this Article XI to the extent it would constitute a "modification" under section 424(h)(3) of the Code.

                                   ARTICLE XII
                                CHANGE IN CONTROL

     Notwithstanding anything to the contrary in the Plan, upon a Change in Control of the Company, the following shall apply:

          (a) If a Change of Control occurs during a Restriction Period(s) applicable to Restricted Stock and RSUs issued under the Plan, all restrictions imposed hereunder on such Restricted Stock and RSUs shall lapse effective as of the date of the Change in Control;

          (b) If a Change in Control occurs during a Performance Period(s) applicable to an award granted under the Plan, a Performance Award Participant shall earn no less than the award of cash which the Performance Award Participant would have earned if applicable Indicator(s) of Performance had been achieved and the Performance Period(s) had terminated as of the date of the Change in Control; and

          (c) Any outstanding Options and SARs that are not exercisable shall become exercisable effective as of the date of a Change in Control. If an Participant's employment is terminated within two (2) years after the effective date of a Change in Control for a reason other than a Termination for Cause, to the extent that any Option or SAR was exercisable at the time of the Participant's termination of employment, such Option or SAR, other than an ISO, may be exercised within the lesser of: (a) twelve (12) months following the date of termination of employment, or (b) the term of the Option or SAR.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 EFFECT ON OTHER PLANS. Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiary, unless such other plan specifically provides for such inclusion.

     13.2 TRANSFER RESTRICTIONS. No Option (except as provided in Section 13.2), SAR or RSU, grant of Restricted Stock or Performance Award under this Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable: (a) during the lifetime of an Participant, only by the Participant or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Participant; and (b) after death of the Participant, only by the Participant's legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Participant.

     13.3 TRANSFER OF OPTIONS. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Participant to be on terms which permit transfer by such Participant to an immediate family member of the Participant who acquires the options from the Participant through a gift or a domestic relations order. For purposes of this Article XIII, Section 13.3, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for

                                                                      Appendix A

transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred Options shall be prohibited except in accordance with Article XIII, Section 13.2. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of
Article VI, Section 6.5 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in Article VI,
Section 6.5. Notwithstanding the foregoing, an ISO may not be transferred to a family member in accordance with this Section 13.3.

     13.4 WITHHOLDING TAXES. The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Participant shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

     13.5 TRANSFER OF EMPLOYMENT. Transfer of employment or consulting assignment between the Company and a Subsidiary shall not constitute termination of employment or service for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

     13.6 ADMINISTRATIVE EXPENSES. All administrative expenses associated with the administration of the Plan shall be paid by the Company.

     13.7 TITLES AND HEADINGS. The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     13.8 NO GUARANTEE OF CONTINUED EMPLOYMENT OR SERVICE. No grant or award to an Employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant or award to a Non-Employee Director shall constitute any agreement for or guarantee of continuing as a Non-Employee Director.

     13.9 COMMITTEE DUTIES AND POWERS. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.

     13.10 PROCEEDS. The proceeds received by the Company from the sale of Stock under the Plan shall be added to the general funds of the Company and shall be used for corporate purposes as the Board shall direct.

     13.11 GOVERNING LAW AND VENUE. This plan shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, excluding conflict of law rules and principles, except to the extent such laws are preempted by Federal law. Courts located in the State of Missouri shall have exclusive jurisdiction to determine all matters relating to the Plan and that venue is proper in such courts.

     13.12 FOREIGN JURISDICTIONS. Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

     13.13 SUCCESSORS. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

     13.14 BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan many name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation,

                                                                      Appendix A

any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable award agreement, any unexercised vested award may be exercised by the administrator, executor or the personal representative of the Participant's estate.

     13.15 INVESTMENT REPRESENTATION. As a condition to the exercise of an award, the Committee may require the person exercising such award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     13.16 FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

                                   ARTICLE XIV
                            AMENDMENT AND TERMINATION

     The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the shareholders of the Company, amend the Plan to: (i) increase the number of shares of Stock which may be issued under the Plan; (ii) change Plan provisions relating to establishment of the exercise prices under Options or SARs granted; (iii) extend the duration of the Plan beyond the date approved by the shareholders; (iv) reprice, replace or regrant Options or SARs through cancellation, or by lowering the exercise price of a previously granted Option or SARs; (v) make any change to the Plan considered material under the listing requirements of The NASDAQ Stock Market or any other exchange on which the Company's Stock is listed; or (vi) increase the maximum dollar amount of ISOs which an individual Participant may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Participant, alter or impair any of the rights or obligations under any grants or other rights theretofore granted such person under the Plan.

                                   ARTICLE XV
                              DURATION OF THE PLAN

     This Plan was approved by the Board of Directors on January 16, 2007 and will be effective on April 16, 2007, subject to approval by the Company's shareholders at the 2007 annual meeting of shareholders. If not sooner terminated by the Board, this Plan shall terminate on April 16, 2017, but Options, SARs, Restricted Stock, RSUs and Performance Awards and other rights theretofore granted and any Restriction Period may extend beyond that date, and the terms of the Plan shall continue to apply to such grants.

     IN WITNESS WHEREOF, the undersigned has caused this Cass Information Systems, Inc. 2007 Omnibus Incentive Stock Plan to be adopted on behalf of the Company this ____ day of April, 2007.

                                        Cass Information Systems, Inc.

                                        By: -----------------------------------
                                                       President

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

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                  Charles F. Knight Executive Education Center
     John M. Olin School of Business at Washington University in St. Louis
                 Knight Center Reception Desk   (314) 933-9400


                               [GRAPHIC OMITTED]


From I-70 (or Lambert International Airport)
Go south on I-170 to the Forest Park Parkway exit.
Go east on Forest Park Parkway through Clayton, past Big Bend Boulevard to Throop Drive (1st stoplight after Big Bend).
Turn right (south) onto Throop Drive.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.
Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 210.

From I-64 (Hwy 40), heading west (from downtown St. Louis)
Take the Skinker/Clayton Road exit and turn right onto Skinker Boulevard (the cross street at the end of the exit ramp).
Go north on Skinker Boulevard for approximately .9 miles.
Turn left (west) onto Forest Park Parkway (Millbrook Boulevard).
Continue on Forest Park Parkway to Throop Drive (3rd stoplight). Turn left (south) onto Throop Drive.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.
Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 210.

From I-64 (Hwy 40), heading east (from west county)
Take the North Hanley Road exit and go north on Hanley Road.
Continue on Hanley Road to Clayton Road. Turn right (east) onto Clayton Road. Continue on Clayton to Big Bend Boulevard. Turn left (north) onto Big Bend Boulevard.
Stay on Big Bend Boulevard to Forest Park Parkway (Millbrook Boulevard). Turn right (east) on Forest Park Parkway.
Continue on Forest Park Parkway to Throop Drive (1st stoplight). Turn right (south) onto Throop Drive.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.
Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 210.

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
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.   Please
                                                                                                            Mark Here
                                                                                                            for Address [  ]
                                                                                                            Change or
                                                                                                            Comments
                                                                                                            SEE REVERSE SIDE

                               WITHHELD
                          FOR   FOR ALL                                  FOR  AGAINST  ABSTAIN
1. Election of Directors  [  ]   [  ]   2. Approval of 2007 Omnibus      [  ]  [  ]     [  ]    I/We plan to attend the meeting.
   Nominees:                               Incentive Stock Plan.                                (Please detach admittance card   [ ]
   01 Lawrence A. Collett                                                                       below and bring to the meeting.)
   02 Wayne J. Grace                                                     FOR  AGAINST  ABSTAIN
   03 James J. Lindemann                3. Ratification of appointment   [  ]  [  ]     [  ]
   04 Andrew J. Signorelli                 of KPMG LLP as Independent
   05 John L. Gillis, Jr.                  registered public accounting
                                           firm.

Withheld for the nominee you list below (Write that nominee's name in the space provided below:)

___________________________________________________


                                                                           -------|
                                                                                  |
                                                                                  |
                                                                                  |


Signature _________________________________________________ Signature _____________________________________ Date __________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                                                      o FOLD AND DETACH HERE o

                                 WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
                                         BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

                              Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

                 Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                  ------------------------------------                   ---------------------------------
                              INTERNET                                              TELEPHONE
                  http://www.proxyvoting.com/cass                                 1-866-540-5760

                  Use the Internet to vote your proxy.      OR           Use any touch-tone telephone to
                  Have your proxy card in hand                           vote your  proxy. Have your proxy
                  when you access the web site.                          card in hand when you call.

                  ------------------------------------                   ---------------------------------

                 If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
              To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

                 ------------------------------------------------------------------------------------------------
                 Choose MLink(SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R)
                 at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
                 ------------------------------------------------------------------------------------------------

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

--------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                         CASS INFORMATION SYSTEMS, INC.

      The undersigned hereby appoints Lawrence A. Collett and P. Stephen Appelbaum, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cass Information Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held April 16, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

        (Continued and to be marked, dated and signed, on the other side)

[BLACK BAR]

   --------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
   --------------------------------------------------------------------------


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                            o FOLD AND DETACH HERE o

                                ADMISSION TICKET

                         CASS INFORMATION SYSTEMS, INC.

                       2007 Annual Meeting of Shareholders

                             Monday, April 16, 2007
                              11:00 A.M. Local Time

                The Charles F. Knight Executive Education Center
                Olin School of Business at Washington University
                               One Brookings Drive
                            St. Louis, Missouri 63130

    For your reference, a map is provided inside the back cover of the Proxy
                                   Statement.

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